                                                                      EXHIBIT 10


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                         DSC COMMUNICATIONS CORPORATION
                          DSC TECHNOLOGIES CORPORATION
                          DSC MARKETING SERVICES, INC.
                            DSC FINANCE CORPORATION
                         DSC INTERNATIONAL CORPORATION
                            DSC OF PUERTO RICO, INC.




                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------



                           DATED AS OF APRIL 15, 1995





               $225,000,000 9.02% SENIOR NOTES DUE APRIL 21, 2003


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
                               TABLE OF CONTENTS


Section                                                                  Page
- -------                                                                  ----
1.       PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . .  1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Authorization of Notes; Sale of Notes  . . . . . . . . .  2
         1.3     Closing  . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.4     Purchase for Investment; Source of Funds . . . . . . . .  2
         1.5     Expenses, etc  . . . . . . . . . . . . . . . . . . . . .  5

2.       CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . .  6
         2.1     Opinions of Counsel. . . . . . . . . . . . . . . . . . .  6
         2.2     Warranties and Representations True; Compliance with
                   this Agreement. . . . . . . . . . . . . . . . . . . .   6
         2.3     Officers' Certificates.  . . . . . . . . . . . . . . . .  7
         2.4     Legality.  . . . . . . . . . . . . . . . . . . . . . . .  7
         2.5     Private Placement Numbers. . . . . . . . . . . . . . . .  7
         2.6     Expenses.  . . . . . . . . . . . . . . . . . . . . . . .  7
         2.7     Other Purchasers.  . . . . . . . . . . . . . . . . . . .  7
         2.8     Proceedings Satisfactory . . . . . . . . . . . . . . . .  7


3.       REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS . . . . . . . . .  8
         3.1     Organization; Power and Authority  . . . . . . . . . . .  8
         3.2     Authorization, etc.  . . . . . . . . . . . . . . . . . .  8
         3.3     Financial Statements . . . . . . . . . . . . . . . . . .  8
         3.4     Full Disclosure  . . . . . . . . . . . . . . . . . . . .  9
         3.5     Organization and Ownership of Shares of Subsidiaries;
                   Affiliates . . . . . . . . . . . . . . . . . . . . . .  9
         3.6     Material Adverse Change  . . . . . . . . . . . . . . . . 10
         3.7     Compliance with Laws, Other Instruments, etc.  . . . . . 10
         3.8     Governmental Authorizations, etc.  . . . . . . . . . . . 10
         3.9     Litigation; Observance of Agreements, Statutes and
                   Order  . . . . . . . . . . . . . . . . . . . . . . . . 11
         3.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 11
         3.11    Title to Property; Leases  . . . . . . . . . . . . . . . 11
         3.12    Licenses, Permits, etc . . . . . . . . . . . . . . . . . 12
         3.13    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 12
         3.14    Private Offering by the Obligors . . . . . . . . . . . . 13
         3.15    Use of Proceeds; Margin Regulations  . . . . . . . . . . 13
         3.16    Debt; Future Liens . . . . . . . . . . . . . . . . . . . 13
         3.17    Foreign Assets Control Regulations, etc. . . . . . . . . 14
         3.18    Status under Certain Statutes  . . . . . . . . . . . . . 14
         3.19    Environmental Matters  . . . . . . . . . . . . . . . . . 14
         3.20    No Defaults. . . . . . . . . . . . . . . . . . . . . . . 15
         3.21    Solvency.  . . . . . . . . . . . . . . . . . . . . . . . 15
         3.22    Labor Matters. . . . . . . . . . . . . . . . . . . . . . 15
         3.23    Insurance  . . . . . . . . . . . . . . . . . . . . . . . 16
         3.24    Material Agreements  . . . . . . . . . . . . . . . . . . 16

4.       PREPAYMENT OF THE NOTES  . . . . . . . . . . . . . . . . . 16
         4.1     Interest Payments; Required Prepayments  . . . . . 16
         4.2     Optional Prepayments with Make-Whole Amount  . . . 17
         4.3     Offer to Prepay upon Change in Control.  . . . . . 20
         4.4     Allocation of Prepayments  . . . . . . . . . . . . 21
         4.5     No Other Prepayments.  . . . . . . . . . . . . . . 22
         4.6     Notation of Notes on Prepayment. . . . . . . . . . 22

5.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . 22
         5.1     Registration of Notes  . . . . . . . . . . . . . . 22
         5.2     Transfer and Exchange of Notes . . . . . . . . . . 22
         5.3     Replacement of Notes . . . . . . . . . . . . . . . 23
         5.4     Power of Attorney  . . . . . . . . . . . . . . . . 23


6.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . 24
         6.1     Payment of Taxes and Claims  . . . . . . . . . . . 24
         6.2     Maintenance of Properties  . . . . . . . . . . . . 24
         6.3     Corporate Existence, etc.  . . . . . . . . . . . . 24
         6.4     Insurance  . . . . . . . . . . . . . . . . . . . . 25
         6.5     Books and Records  . . . . . . . . . . . . . . . . 25
         6.6     Compliance with Law  . . . . . . . . . . . . . . . 25
         6.7     Payments of Note; Maintenance of Office. . . . . . 25
         6.8     ERISA. . . . . . . . . . . . . . . . . . . . . . . 26
         6.9     Pari Passu Obligations . . . . . . . . . . . . . . 27
         6.10    Line of Business.  . . . . . . . . . . . . . . . . 27
         6.11    Transactions with Affiliates . . . . . . . . . . . 27
         6.12    Private Offering.  . . . . . . . . . . . . . . . . 27
         6.13    Limitations on Debt  . . . . . . . . . . . . . . . 27
         6.14    Fixed Charge Coverage. . . . . . . . . . . . . . . 28
         6.15    Consolidated Net Worth.  . . . . . . . . . . . . . 28
         6.16    Restricted Payments and Restricted Investments . . 28
         6.17    Liens. . . . . . . . . . . . . . . . . . . . . . . 29
         6.18    Mergers and Consolidation. . . . . . . . . . . . . 32
         6.19    Transfers of Property; Subsidiary Stock and
                 Indebtedness . . . . . . . . . . . . . . . . . . . 33
         6.20    Guaranties . . . . . . . . . . . . . . . . . . . . 35
         6.21    Changes in Subsidiary Obligors . . . . . . . . . . 35
         6.22    Designation of Subsidiaries  . . . . . . . . . . . 37

7.       INFORMATION AS TO THE OBLIGORS . . . . . . . . . . . . . . 38
         7.1     Financial and Business Information . . . . . . . . 38
         7.2     Officer's Certificate  . . . . . . . . . . . . . . 41
         7.3     Inspection . . . . . . . . . . . . . . . . . . . . 42
         7.4     Confidentiality  . . . . . . . . . . . . . . . . . 43

8.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . 44
         8.1     Nature of Events . . . . . . . . . . . . . . . . . 44
         8.2     Remedies on Default  . . . . . . . . . . . . . . . 47

9.       INTERPRETATION OF THIS AGREEMENT . . . . . . . . . . . . . . . . . . . .  . .  49
         9.1     Terms Defined . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.2     GAAP . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .  69

10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . .  . . .  70

11.      AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  70
         11.1    Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  70
         11.2    Solicitation of Holders of Notes . . . . . . . . . . . . . . . . .  .  71
         11.3    Binding Effect, etc.  . . . . . . . . . . . . . . . .  . . . . . .  .  71
         11.4    Notes held by the Obligors, etc. . . . . . . . . . . . . .    . . . .  72

12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         12.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         12.2    Reproduction of Documents  . . . . . . . . . . . . . . . . . . . . . . 73
         12.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . 73
         12.4    Payments on Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
         12.5    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         12.6    Section Headings and Table of Contents.  . . . . . . . . . . . . . . . 75
         12.7    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         12.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
         12.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75


     ANNEX 1                   --   INFORMATION RELATING TO PURCHASERS
     ANNEX 2                   --   PAYMENT INFORMATION
     ANNEX 3                   --   INFORMATION AS TO OBLIGORS AND SUBSIDIARIES
                                    Part 3.1   --       Jurisdictions of Foreign Qualification of Obligors
                                    Part 3.3   --       Financial Statements
                                    Part 3.4   --       Disclosure Materials
                                    Part 3.5   --       Organization and Ownership of Subsidiaries; Affiliates
                                    Part 3.9   --       Pending Litigation
                                    Part 3.12  --       Licenses, Permits, etc.
                                    Part 3.13  --       ERISA; Pension Plans
                                    Part 3.15  --       Use of Proceeds
                                    Part 3.16  --       Existing Debt and Liens; Future Liens
                                    Part 3.22  --       Labor Matters
                                    Part 6.22  --       Designation of Unrestricted Subsidiaries


     EXHIBIT A                 --   Form of 9.02% Senior Note due April 21, 2003
     EXHIBIT B1                --   Form of Opinion of Special Counsel for the Obligors

     EXHIBIT B2                --   Form of Opinion of Special Counsel
                                      for the Purchasers
     EXHIBIT C                 --   Form of Officers' Certificate
     EXHIBIT D                 --   Form of [Assistant] Secretary's Certificate
     EXHIBIT E                 --   Form of Allonge
     EXHIBIT F                 --   Form of Joinder Agreement
     EXHIBIT G                 --   Form of Opinion of Special Counsel to Additional
                                      Subsidiary Obligor

                         DSC COMMUNICATIONS CORPORATION
                          DSC TECHNOLOGIES CORPORATION
                          DSC MARKETING SERVICES, INC.
                            DSC FINANCE CORPORATION
                         DSC INTERNATIONAL CORPORATION
                            DSC OF PUERTO RICO, INC.
                                 1000 Coit Road
                            Plano, Texas 75075-5813



                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------



                     9.02% Senior Notes due April 21, 2003




                                                      Dated as of April 15, 1995


[ADDRESSED SEPARATELY TO
 EACH PURCHASER]

Ladies and Gentlemen:

     Each of DSC COMMUNICATIONS CORPORATION, a Delaware corporation, DSC TECHNOLOGIES CORPORATION, a Delaware corporation, DSC MARKETING SERVICES, INC., a Delaware corporation, DSC FINANCE CORPORATION, a Delaware corporation, DSC INTERNATIONAL CORPORATION, a Delaware corporation, and DSC OF PUERTO RICO, INC., a Delaware corporation, hereby agrees with you as follows:

1.        PURCHASE AND SALE OF NOTES.

          1.1     DEFINED TERMS.

          Capitalized terms used in this Agreement are defined in Section 9; unless otherwise specified, references to Sections are to Sections of this Agreement and references to an "Annex" or an "Exhibit" are to an Annex or an Exhibit attached to this Agreement. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or subdivision.

          1.2     AUTHORIZATION OF NOTES; SALE OF NOTES.

                  (a) AUTHORIZATION OF NOTES. Each of the Obligors shall have, as of the Closing Date, authorized the issuance of Two Hundred Twenty-Five Million Dollars ($225,000,000) in aggregate principal amount of their Nine and two one-hundredths percent (9.02%) Senior Notes due April 21, 2003 (as may be amended, restated or otherwise modified from time to time, the "NOTES"). Each Obligor is an issuer of each Note, and the Obligors will be jointly and severally liable, as co-makers, on the Notes. The Notes shall be in the form of Exhibit A and shall have the terms as herein and therein provided.

                  (b) SALE AND PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in Section 1.3, Notes in the principal amount specified below your name in Annex 1 at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Obligors are entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Annex 1 (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified below its name in Annex 1. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

          1.3     CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, Professional Corporation, One State Street, Hartford, CT 06103, at 10:00 a.m., local time, at a closing (the "CLOSING") on April 21, 1995 (the "CLOSING DATE") or on such other Business Day thereafter on or prior to April 24, 1995 as may be agreed upon by the Obligors and you and the Other Purchasers. At the Closing the Obligors will deliver to you one or more Notes to be purchased by you (as indicated below your name on Annex 1 and in the denominations specified in Annex 1) in the aggregate principal amount of your purchase of Notes, dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds as directed by the Obligors in Annex 2 hereto. If at the Closing the Obligors shall fail to tender such Notes to you as provided above in this Section 1.3, or any of the conditions specified in
Section 2 shall not have been fulfilled to your satisfaction and provided you are not in default under the provisions hereof, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

          1.4     PURCHASE FOR INVESTMENT; SOURCE OF FUNDS.

                  (a) PURCHASE FOR INVESTMENT. You represent to the Obligors that you are purchasing the Notes listed on Annex 1 below your name for your own account or for the account of one or more separate accounts maintained by you for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to:

                          (i) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act or the rules and regulations thereunder; and

                          (ii) have control over the disposition of all of your assets to the fullest extent permitted or required by any applicable law.

                  (b) SOURCE OF FUNDS. You represent to the Obligors, in connection with your purchase of the Notes listed on Annex 1 below your name and solely for purposes of determining whether such purchase is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the Code), that:

                          (i) you are acquiring such Notes for your own account with funds from your general account assets, or from assets of one or more segments of such general account, and that

                                   (A)     such acquisition would be exempt
                          under the provisions of the proposed prohibited transaction class exemption published by the DOL in the Federal Register on August 22, 1994 (59 FR 43134, August 22, 1994) should such proposed exemption become final in its current form; it is understood that, if you are making the representation set out in this clause (b)(i)(A), you are relying on the representations set forth in the second paragraph of
                          Section 3.13(a) in determining (1) whether there is any "employee pension benefit plan" (as defined in section 3(2) of ERISA and with respect to which any Obligor or any ERISA Affiliate (that is either a Domestic Subsidiary or a Subsidiary Obligor) is a "party-in-interest" (as such term is defined in section 3(14) of ERISA) or with respect to which the Notes could constitute an "employer security" (as such term is defined in section 407(d) of ERISA)) that has an interest in your "insurance company general account" (as defined in such proposed exemption) and in respect of which there exists general account reserves (as determined under Section 807(d) of the Code) for the contract or contracts held by or on behalf of such employee pension benefit plan, and (2) whether such reserves, when aggregated with the amount of the reserves (as determined under Section 807(d) of the Code) for the contracts held by or on behalf of any other employee benefit pension plans maintained by the same employer (as defined in section 3(5) of ERISA) in respect of such employee pension benefit plan or "affiliates" thereof (as such term is defined in section V(a)(1) of the proposed exemption) or by the same employee organization (as defined in section 3(4) of ERISA) in respect of such employee benefit pension plan, exceed ten percent (10%) of the total of all liabilities of such insurance company general account (it being understood that, in making such determination, you have relied upon the assumption that the total of all such liabilities referred to in such proposed exemption shall mean your liabilities backed by the assets of your insurance company general account), or

                                   (B)     no part of such assets constitutes
                          assets of an employee pension benefit plan with respect to which any Obligor or any ERISA Affiliate (that is either a Domestic Subsidiary or a Subsidiary Obligor) is a "party-in-interest" (as such term is defined in section 3(14) of ERISA) or with respect to which the Notes could constitute an "employer security" (as such term is defined in section 407(d) of ERISA) (it is understood that, if you are making the representation set out in this clause (b)(i)(B), you are relying on the representations set forth in the second paragraph of Section 3.13(a) and the present and continuing validity and applicability of DOL Interpretive Bulletin 29 C.F.R. Section 2509.75-2(b)); or

                          (ii) if any part of the funds being used by you to purchase the Notes shall come from assets of an "employee benefit pension plan" (as defined in section 3(2) of ERISA) or a "plan" (as defined in section 4975(e)(1) of the Code) (such "employee benefit pension plan" and such "plan" being referred to, collectively, in this Section 1.4(b) as a "plan"):

                                   (A)     if such funds are attributable to a
                          "separate account" (as defined in section 3(17) of ERISA), then (1) all requirements for an exemption under DOL Prohibited Transaction Class Exemption 90-1, issued January 29, 1990 are met with respect to the use of such funds to purchase the Notes, or (2) you have identified in a writing delivered by you to the Obligors prior to the Closing Date each of the aforesaid plans whose total assets invested in such separate account (together with the assets of any other plans maintained by the same "employer" (as such term is used for purposes of such Exemption) in the separate account) exceed ten percent (10%) of all assets of such separate account and all requirements of such Exemption as respect all other plans are met in connection with the use of such funds to purchase the Notes; or

                                   (B)     if such funds are attributable to a
                          "separate account" (as defined in section 3(17) of ERISA) that is maintained solely in connection with fixed contractual obligations of an insurance company, such funds do not constitute assets of a plan under DOL Regulation Section 2510.3-101 because any amounts payable, or credited, to any plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account; or

                                   (C)     if such funds are attributable to an
                          "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of DOL Prohibited Transaction Class Exemption 84-14 issued March 13, 1984, as amended from time to time), the terms of the purchase of the Notes with such fund have been negotiated by, or under the authority and general direction of, the qualified professional asset manager, the qualified professional asset manager made the decision to purchase the Notes, all other requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes and you have notified the Obligors in a writing delivered by you to the Obligors prior to your purchase of the Notes that you are relying on this Exemption; or

                                   (D)     such plan is excluded from the
                          provisions of sections 406 and 407 of ERISA by virtue of section 4(b) of ERISA or is excluded from the provisions of section 4975 of the Code by virtue of section 4975(g) thereof; or

                          (iii) you are acquiring the Notes with assets of a separate investment account that is not subject to ERISA and no funds of which come from assets of a plan or any other entity that is deemed to hold assets of a plan, as referred to in clause (ii) above.

          1.5     EXPENSES, ETC.

                  (a) TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) all reasonable out-of-pocket costs and expenses incurred by you and each Other Purchaser or holder of a
          Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:

                          (i) the cost of reproducing this Agreement and the Other Agreements;

                          (ii) the reasonable fees and the disbursements of Hebb & Gitlin, or such firm's successor as special counsel to you and the Other Purchasers (the "Special Counsel");

                          (iii) the out-of-pocket cost of delivering to your home office or custodian bank, insured to your satisfaction, the Notes purchased by you at the Closing;

                          (iv) the fees and expenses and out-of-pocket costs incurred in complying with each of the conditions to closing set forth in Section 2;

                          (v) the fees and expenses payable to the National Association of Insurance Commissioners, in accordance with its rules and regulations, in connection with the registration and qualification of the transactions contemplated by this Agreement; and

                          (vi) the costs and expenses, including without limitation reasonable fees and the disbursements of attorneys and financial advisors, incurred in connection with any work-out or restructuring (a "RESTRUCTURING") of the transactions contemplated hereby and by the Notes (whether or not in connection with a bankruptcy, reorganization or other similar proceeding of an Obligor); provided, however, that the Obligors shall not be required to pay the costs of more than one law firm and one firm of financial advisors representing you and the Other Purchasers.

          In connection with the reimbursement of any out-of-pocket costs or expenses to be paid by the Obligors pursuant to this Section 1.5, you shall, and shall cause your Special Counsel to, submit to the Obligors an itemized statement of your and/or your Special Counsel's out-of-pocket costs or expenses. Each Obligor will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

                  (b) SPECIAL COUNSEL. Without limiting the generality of the foregoing, it is agreed and understood that the Obligors will pay, at the Closing, the statement for the reasonable fees and the disbursements of your Special Counsel presented at the Closing and the Obligors will also pay upon receipt of any statement thereof, each additional statement for the reasonable fees and the disbursements of your special counsel rendered after the Closing in connection with the issuance of the Notes or the matters referred to in Section 1.5(a).

                  (c)     SURVIVAL. The obligations of the Obligors under this
          Section 1.5 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

2.        CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

          2.1     OPINIONS OF COUNSEL.

          You shall have received from

                  (a)     Baker & McKenzie, counsel for the Obligors, and

                  (b) Hebb & Gitlin, a Professional Corporation, your special counsel,

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit B1 and Exhibit B2, and as to such other matters as you may reasonably request. This Section 2.1 shall constitute direction by the Obligors to counsel named in the foregoing clause (a) to deliver such closing opinion to you.

          2.2     WARRANTIES AND REPRESENTATIONS TRUE; COMPLIANCE WITH THIS
                  AGREEMENT.

                  (a) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations contained in Section 3 shall be true on the Closing Date with the same effect as though made on and as of that date.

                  (b) COMPLIANCE WITH THIS AGREEMENT. Each of the Obligors shall have performed and complied in all material respects with all agreements and conditions contained herein that are required to be performed or complied with by the Obligors, as the case may be, on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

          2.3     OFFICERS' CERTIFICATES.

          You shall have received from each Obligor

                  (a) a certificate dated the Closing Date and signed on behalf of such Obligor by the President or a Vice-President and the Treasurer or an Assistant Treasurer of such Obligor, substantially in the form of Exhibit C hereto, with respect to the matters therein set forth, and

                  (b) a certificate dated the Closing Date and signed on behalf of such Obligor by the Secretary or an Assistant Secretary of such Obligor, substantially in the form of Exhibit D hereto, with respect to the matters therein set forth.

          2.4     LEGALITY.

          On the Closing Date, the Notes shall qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions such as Section 1405(a)(8) of the New York Insurance Law) and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

          2.5     PRIVATE PLACEMENT NUMBERS.

          The Obligors shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc. and you shall have been informed of such private placement number.

          2.6     EXPENSES.

          All fees and disbursements required to be paid pursuant to Section 1.5(b) shall have been paid in full.

          2.7     OTHER PURCHASERS.

          None of the Other Purchasers shall have failed to execute and deliver its respective Other Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

          2.8     PROCEEDINGS SATISFACTORY.

          All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

3.        REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

          Each of the Obligors represents and warrants to you that:

          3.1     ORGANIZATION; POWER AND AUTHORITY.

          Each of the Obligors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction (each of which jurisdictions is listed in PART
3.1 OF ANNEX 3) in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Obligors has the corporate power and authority, and all licenses, certificates, permits, franchises and other governmental authorizations necessary, to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements and the Notes and to perform the provisions hereof and thereof, except where the failure to obtain such authorizations would not, individually or in the aggregate, have a Material Adverse Effect.

          3.2     AUTHORIZATION, ETC.

          Each of the issuance, sale and delivery of the Notes, the execution and delivery of this Agreement and the Other Agreements and the performance by the Obligors of all of the provisions of this Agreement, the Other Agreements and the Notes is within the corporate powers of the Obligors, have been duly authorized by all necessary corporate action on the part of the Obligors, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Obligors enforceable against each of the Obligors in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3     FINANCIAL STATEMENTS.

          The Obligors have delivered to you and each Other Purchaser copies of the consolidated financial statements of the Obligors and the Group Subsidiaries listed on PART 3.3 OF ANNEX 3. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and the Group Subsidiaries as of the respective dates specified in such PART 3.3 OF ANNEX 3 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

          3.4     FULL DISCLOSURE.

          The Obligors, through their agents, NationsBanc Capital Markets, Inc. and Legg Mason Wood Walker, Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January, 1995 (the "PLACEMENT MEMORANDUM"), relating to the transactions contemplated hereby. The Placement Memorandum fairly describes, in all material respects, the general nature of the business and principal Properties of the Obligors and the Group Subsidiaries. Except as disclosed in PART 3.4 OF ANNEX 3, neither this Agreement, the Placement Memorandum, the consolidated financial statements described in Section 3.3 nor the written and presentation materials prepared by or on behalf of the Obligors delivered to you during your due diligence meeting with the Obligors (as more particularly set forth in PART 3.4 OF ANNEX 3), taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to any of the Obligors that would have a Material Adverse Effect that has not been set forth herein or in the Placement Memorandum or in the other documents listed in PART 3.4 OF ANNEX 3.

          All forecasts and projections included in the Placement Memorandum or described in PART 3.4 OF ANNEX 3 have been prepared in good faith upon assumptions that have been disclosed as a part of such forecasts and projections or otherwise disclosed in the Placement Memorandum. No material facts have occurred since the preparation of such forecasts and projections that would cause the Obligors to materially revise any of the same. Notwithstanding anything to the contrary in this Section 3.4, the Obligors do not warrant the ability of the Obligors to achieve the results presented in such forecasts and projections.

          3.5     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

                  (a) PART 3.5 OF ANNEX 3 contains (except as noted therein) complete and correct lists of (i) the Subsidiary Obligors and the Group Subsidiaries, showing, as to each such Person, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each Group Subsidiary, (ii) the Affiliates and (iii) the directors and senior officers of each Obligor.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary Obligor and each Group Subsidiary shown in PART 3.5 OF ANNEX 3 as being owned by the Obligors and the Group Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Obligors or such Group Subsidiaries free and clear of any Lien (except as otherwise disclosed in PART 3.5 OF ANNEX 3).

                  (c) Each Restricted Subsidiary identified in PART 3.5 OF ANNEX 3 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction (each of which jurisdictions is listed in PART 3.5 OF ANNEX 3) in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Group Subsidiary has the corporate or other power and authority, and all licenses, certificates, permits, franchises and other governmental authorizations necessary, to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary Obligor or Group Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Other Agreements, the agreements listed on PART 3.5 OF ANNEX 3 and customary limitations imposed by corporate law statutes) restricting the ability of such Person to pay dividends out of profits or make any other similar distributions of profits to its shareholders.

          3.6     MATERIAL ADVERSE CHANGE.

          Since December 31, 1994, there has been no change in the condition (financial or otherwise), operations, business, Properties or prospects of any Obligor or any Group Subsidiary except changes that, individually or in the aggregate, would not have a Material Adverse Effect.

          3.7     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Obligors of this Agreement and the Notes will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of any Obligor or any Group Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Group Subsidiary is bound or by which any Obligor or any Group Subsidiary or any of their respective Properties may be bound or affected, except for such contraventions, breaches, defaults and creations of Liens as would not, individually or in the aggregate, have a Material Adverse Effect,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Group Subsidiary, except for such conflicts or breaches which would not, individually or in the aggregate, have a Material Adverse Effect, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Group Subsidiary.

          3.8     GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement or the Notes.

          3.9     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as described in PART 3.9 OF ANNEX 3, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Group Subsidiary or any Property of any Obligor or any Group Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would have a Material Adverse Effect.

                  (b)     None of the Obligors nor any Group Subsidiary is in
          (i) default under any term of any charter instrument or bylaw, any other agreement or instrument to which it is a party or by which it or its Property is bound, or under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

          3.10    TAXES.

          The Obligors and the Group Subsidiaries have filed in a timely manner all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the nonpayment of which, individually or in the aggregate, would not have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Group Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that, individually or in the aggregate, would have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and the Group Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Obligors and the Group Subsidiaries have been examined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended 1985.

          3.11    TITLE TO PROPERTY; LEASES.

          Each Obligor and each Group Subsidiary has good and defensible title to its real Property and good and defensible title to all of its other Property and assets that are materially necessary for the operation of its business, including all such Property reflected in the most recent audited balance sheet referred to in Section 3.3 or purported to have been acquired by any Obligor or any Group Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by Section 6.17. All leases of real Property, and all other material leases necessary for the conduct of the respective businesses of the Obligors and the Group Subsidiaries are valid and subsisting and are in full force and effect.

          3.12    LICENSES, PERMITS, ETC.

                  (a) The Obligors and the Group Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, patent applications, copyrights, service marks, mask works, trademarks, trademark applications and trade names, or rights thereto, necessary for the ownership, maintenance and operation of their respective businesses as currently conducted, without known conflict with the rights of others, except for any failure to own or possess any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as described in PART 3.12 OF ANNEX 3 hereto, there are no existing, and to the best of the knowledge of the Obligors threatened, claims of any Person for any infringement by the Obligors or the Group Subsidiaries on any license, permit, franchise, authorization, patent, patent application, copyright, service mark, mask work, trademark, trademark application and trade name or other right owned by any such Person, except those claims which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.13    ERISA; FOREIGN PENSION PLANS.

                  (a) ERISA. Except as referred to in PART 3.13 OF ANNEX 3 hereto, no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. There is no "amount of unfunded benefit liabilities," as defined in section 4001(a)(18) of ERISA, under any Pension Plan which would, individually or in the aggregate, have a Material Adverse Effect. No liability to the PBGC has been incurred by any of the Obligors or any of the ERISA Affiliates with respect to any Pension Plan that, individually or in the aggregate, has or would have a Material Adverse Effect (other than obligations to pay premiums to the PBGC under Title IV of ERISA, all of which premium obligations that are due and payable have been paid). With respect to all other provisions of ERISA applicable to the Obligors or any of the ERISA Affiliates, each such Person is in material compliance therewith. Neither the Obligors nor any ERISA Affiliate contribute to, maintain, or have any liability or obligation in respect of, a Multiemployer Plan. The execution and delivery of this Agreement and the Other Agreements and the issuance and sale of the Notes do not, as of the Closing Date, involve any transaction (i) that is subject to the prohibitions of section 406 of ERISA and that is not otherwise exempt under a statutory or administrative exemption or (ii) in connection with which a tax would be imposed pursuant to section 4975 of the Code or section 502 of ERISA, which transaction (or any liability arising therefrom) or tax, in the case of either clause (i) or clause (ii) above, individually or in the aggregate, would have a Material Adverse Effect. The representation by the Obligors in the immediately preceding sentence is made in reliance upon and subject to your representations set forth in Section 1.4(b).

                  PART 3.13 OF ANNEX 3 hereto lists all ERISA Affiliates that are either Domestic Subsidiaries or Subsidiary Obligors. Part 3.13 of Annex 3 also lists all "employee pension benefit plans" (as such term is hereinafter defined) which are covered under section 4(a) of ERISA (and not exempt from ERISA pursuant to section 4(b) thereof) with respect to which any Obligor or any "affiliate" (as such term is hereinafter defined) is a "party-in-interest" (as such term is hereinafter defined) or in respect of which the Notes could constitute an "employer security" (as such term is hereinafter defined). The terms "employee pension benefit plan," and "party-in-interest" have the meanings specified in section 3 of ERISA and "affiliate" and "employer security" has the meaning specified in section 407(d) of ERISA.

                  (b) FOREIGN PENSION PLANS. All Foreign Pension Plans have been established, operated, administered and maintained in material compliance with all laws, regulations and orders applicable thereto, except where any failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. Except where it would not, individually or in the aggregate, have a Material Adverse Effect, all premiums, contributions and any other amounts required to be paid pursuant to applicable Foreign Pension Plan documents or applicable laws governing such Foreign Pension Plans have been paid or accrued as required.

          3.14    PRIVATE OFFERING BY THE OBLIGORS.

          Neither the Obligors nor anyone acting on their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than one-hundred and twenty-five (125) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

          3.15    USE OF PROCEEDS; MARGIN REGULATIONS.

          The proceeds of the sale of the Notes will be used in the manner specified in PART 3.15 OF ANNEX 3. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System of the United States of America ("MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Debt that was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of such Regulation G. None of the Obligors nor any agent acting on behalf of any of them has taken any action that might cause this Agreement or any of the transactions contemplated hereby to violate Regulation G, Regulation T,

Regulation X or any other regulation of the Board of Governors of the Federal Reserve System of the United States of America or to violate the Exchange Act.

          3.16    DEBT; FUTURE LIENS.

                  (a) Except as described therein, PART 3.16 OF ANNEX 3 sets forth a complete and correct list of all outstanding Debt of the Obligors and the Group Subsidiaries as of December 31, 1994, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Debt. None of the Obligors nor any Group Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of such Obligor or Group Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Group Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in PART 3.16 OF ANNEX 3, none of the Obligors nor any Group Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.17.

          3.17    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          3.18    STATUS UNDER CERTAIN STATUTES.

          None of the Obligors nor any Group Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (c) a "public utility" as such term is defined in the Federal Power Act, as amended, (d) a "rail carrier or a person controlled by or affiliated with a rail carrier" within the meaning of title 49, U.S.C., or (e) a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

          3.19    ENVIRONMENTAL MATTERS.

          None of the Obligors nor any Group Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any Group Subsidiary or any of their respective real Properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as, individually or in the aggregate, would not result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) none of the Obligors nor any Group Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real Properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as, individually or in the aggregate, would not result in a Material Adverse Effect;

                  (b) none of the Obligors nor any Group Subsidiary has stored any Hazardous Materials on real Properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that, individually or in the aggregate, would result in a Material Adverse Effect; and

                  (c) all buildings on all real Properties now owned, leased or operated by an Obligor or any Group Subsidiary are in compliance with applicable Environmental Laws, except as to such failures to comply that, individually or in the aggregate, would not result in a Material Adverse Effect.

          3.20    NO DEFAULTS.

          No event has occurred and no condition exists that, upon the issuance of the Notes and the execution and delivery of this Agreement, would constitute a Default or an Event of Default.

          3.21    SOLVENCY.

          No Obligor is entering into the transactions contemplated by this Agreement, or intends to incur any obligations hereunder or otherwise make any transfers in connection herewith, with actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Notes,

                  (a) (i) the present fair salable value on a going concern basis of the aggregate assets of all Obligors will not be less than the amount that will be required to pay their probable liability on their existing aggregate debts as they become absolute and matured, and (ii) all Obligors, taken as a whole, will be able to pay their debts as they mature, and

                  (b) (i) the aggregate assets of the Obligors at a fair valuation thereof on a going concern basis, will not be less than their probable liability on their aggregate debts, and (ii) all Obligors, taken as a whole, will be able to pay their debts as they become due.

The term "debt" for purposes of clause (a) above means any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. The term "debt" for purposes of clause (b) above means any liability on a claim, and "claim" means (A) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

          3.22    LABOR MATTERS.

          PART 3.22 OF ANNEX 3 sets forth a complete and correct list of all labor union contracts to which any Obligor or any Restricted Subsidiary is a party, specifying the Persons who are a party to each such contract and the expiration date of each such contract. None of the Obligors nor any Restricted Subsidiary is a party to any pending or threatened labor dispute and there are no pending or threatened strikes or walkouts relating to any of such labor union contracts.

          3.23    INSURANCE.

          Each of the Obligors and each of the Group Subsidiaries, has in effect, with financially sound and reputable insurers, insurance with respect to its respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for medical claims of employees and their dependents for which the Obligors are self-insured and except for such failures to maintain insurance in effect which, individually or in the aggregate, would not have a Material Adverse Effect.

          3.24    MATERIAL AGREEMENTS.

          None of the Obligors nor any Group Subsidiary is a party to any contract or agreement that materially and adversely affects the business, Properties or condition (financial or otherwise) or the ability of the Obligors, taken as a whole, to perform their respective obligations as set forth in this Agreement or under the Notes.

4.        PREPAYMENT OF THE NOTES.

          4.1     INTEREST PAYMENTS; REQUIRED PREPAYMENTS; PAYMENT AT MATURITY.

                  (a) INTEREST PAYMENTS. Interest shall accrue on the unpaid principal balance of the Notes on the basis of a 360-day year of twelve 30-day months at the rate of nine and two one-hundredths percent (9.02%) per annum and shall be payable, in arrears, semi-annually on the twenty-first (21st) day of each April and October in each year, commencing on October 21, 1995, until the principal amount of the Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue (and be payable on demand) on any such overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of any such principal amount, Make-Whole Amount or installment of interest to be determined without giving effect to any grace period), at a rate equal to the lesser of
          (i) the highest rate allowed under the laws of the State of New York and the State of Texas, as the case may be, or (ii) eleven and two one-hundredths percent (11.02%) per annum.

                  (b) REQUIRED PREPAYMENTS. On April 21, 1996 and on each April 21 thereafter to and including April 21, 2002, the Obligors shall prepay, and there shall become due and payable, Twenty-Eight Million One Hundred Twenty-Five Thousand Dollars ($28,125,000) in principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par, together with interest accrued thereon to the date of payment, provided that, upon any partial prepayment of, or prepayment of less than all of, the Notes pursuant to Section 4.2(a), Section 4.2(b) or Section 4.3, as the case may be, the principal amount of each required prepayment of the Notes becoming due under this Section 4.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

                  (c) MATURITY. The principal amount of the Notes remaining outstanding, together with accrued interest thereon, shall be due and payable on April 21, 2003.

          4.2     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  (a) OPTIONAL PREPAYMENTS. The Obligors may, upon notice as provided in Section 4.2(c), prepay the Notes at any time in whole, or from time to time in part in a principal amount of at least Ten Million Dollars ($10,000,000) or in any integral multiple of One Million Dollars in excess thereof (or, if the aggregate outstanding principal amount of the Notes is less than Ten Million Dollars ($10,000,000) at such time, then such principal amount), together with

                          (i) interest on such principal amount then being prepaid accrued to the prepayment date, and

                          (ii) an amount equal to the Make-Whole Amount with respect to the principal amount of the Notes being so prepaid.

                  (b) SPECIAL PREPAYMENTS. If the Obligors request (a "SPECIAL REQUEST") the holders of the Notes to consent to an amendment or waiver (with respect to any Special Request, the "PROPOSED AMENDMENT") of any one or more of the provisions of this Agreement and the Other Agreements or the Notes (other than any provision described in clause (i), clause (ii) and clause (iv) of
          Section 11.1(b)) and the required percentage of holders do not, within fifteen (15) Business Days after the date on which such Special Request shall have been sent to each of the holders of Notes by the Obligors, deliver written affirmative consents to such Proposed Amendment, the Obligors may, as provided below, prepay in full, but not in part, the Notes of those holders which shall have failed to so deliver written affirmative consents to such Proposed Amendment within said 15-Business Day period, together with the Make-Whole Amount applicable in respect of such Notes, and together with interest (accrued to the date of prepayment) on the principal amount of such Notes, provided that all of the following additional conditions are met:


                          (i) the Obligors shall have sent such Special Request to each holder of Notes by facsimile transmission (confirmed by delivery of a copy thereof by overnight courier of national reputation, sent on the date that such facsimile transmission is made) and, simultaneously with the transmission of such written notice, shall have given telephonic advice of such Special Request to an investment officer or other similar representative or agent of each such holder specified on Annex 1 to this Agreement at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Obligors in writing;

                          (ii) the Obligors shall have conspicuously stated in such Special Request that the failure to affirmatively consent to such request by any holder of Notes could result in the Notes of such holder being prepaid pursuant to this
                  Section 4.2(b);

                          (iii) if the Obligors shall not have received a written response to such Special Request from any holder of Notes within ten (10) Business Days after the date of the sending of such Special Request to such holder, the Obligors shall have immediately sent a second written notice via an overnight courier of national reputation to such holder of Notes; and

                          (iv) the Obligors shall have sent, not more than (5) days after the expiration of the aforesaid 15- Business Day period, the notice provided for in Section 4.2(c) to each holder of Notes which shall have failed to deliver a written affirmative consent in respect of the Proposed Amendment for such Special Request.

          Any prepayment of Notes to be made under this Section 4.2(b) with respect to any Proposed Amendment shall be made on the date on which such Proposed Amendment is consummated and becomes effective. If the Obligors determine that such Proposed Amendment will, for any reason, not be consummated and become effective, the Obligors shall promptly inform, in writing, each holder of a Note that is to be prepaid in connection with such Proposed Amendment of such determination and the annulment and cancellation of the right of such holder to receive prepayment of its Note under this Section 4.2(b) in respect of such Proposed Amendment, and, upon the delivery of such notice to such holder, such holder's right to receive prepayment of its Notes under this Section 4.2(b) in respect of such Proposed Amendment shall be annulled and cancelled, provided, however, that the Obligors may, pursuant to this sentence, effect an annulment and cancellation of the rights of holders of Notes to receive prepayment thereof only two
          (2) times during the period in which any of the Notes are outstanding; thereafter, the Obligors shall be obligated to effect a prepayment of each Note of a holder that is to be prepaid in connection with a Proposed Amendment under this Section 4.2(b) notwithstanding whether such Proposed Amendment is consummated and becomes effective; in any such case, such prepayment shall be made not later than the sixtieth (60th) day after the expiration of the aforesaid 15-Business Day period related to such Proposed Amendment; provided, further, however, that, in connection with any Proposed Amendment that is not consummated, any holder of Notes that is to be prepaid under this Section 4.2(b) with respect to such Proposed Amendment may, by giving written notice to the Obligors at least two
          (2) Business Days prior to the date such prepayment is due, annul and cancel the right and obligation of the Obligors under this Section 4.2(b) to prepay the Notes held by such holder in respect of such Proposed Amendment, and upon receipt of such written notice such right and obligation to prepay such Notes shall be annulled and cancelled.

                  In connection with any Proposed Amendment and the sending of the prepayment notice under clause (iv) above to holders of Notes which shall have failed to deliver a written affirmative consent with respect thereto, the Obligors shall also, contemporaneously with the sending of such prepayment notice, (1) notify (in writing) each holder of Notes which shall have delivered a written affirmative consent to such Proposed Amendment (with respect to any Proposed Amendment, an "initial affirmative holder of Notes") that the Obligors have elected to consummate such Proposed Amendment and will prepay the nonconsenting holders of Notes in accordance with this
          Section 4.2(b) in order to effect such consummation and (2) irrevocably offer to each such initial affirmative holder of Notes in such written notification to prepay in full, but not in part, its Notes under this Section 4.2(b) as if it had not delivered an affirmative consent in respect of such Proposed Amendment. Any initial affirmative holder of Notes may accept such offer by delivering to any Obligor a written notice of such acceptance on or prior to the seventh (7th) Business Day after the delivery of the aforesaid written notification to such initial affirmative holder of Notes.
          The prepayment of the Notes of the initial affirmative holders of Notes accepting such offer shall be made contemporaneously with, and on the same terms as, the Notes of the aforesaid nonconsenting holders. A failure by an initial affirmative holder of Notes to respond to such offer on or prior to such seventh (7th) Business Day shall be deemed to constitute a rejection of such offer by such holder.

                  (c) NOTICE OF OPTIONAL OR SPECIAL PREPAYMENTS. The Obligors shall (i) give notice of any optional prepayment of the Notes pursuant to Section 4.2(a) to each holder of Notes not less than thirty (30) days nor more than sixty (60) days before the date fixed for prepayment thereof and (ii) give notice of any special prepayment of the Notes pursuant to Section 4.2(b) to each holder of Notes specified in Section 4.2(b)(iv) on or before the date specified therein and, in either case, such notice shall specify:

                          (i) the date fixed for such optional or special prepayment, as the case may be;

                          (ii) the Section hereof under which the right to effect such optional or special prepayment originates;

                          (iii) the principal amount of each Note held by such holder to be prepaid on such date;

                          (iv) the interest to be paid on each such Note to be prepaid, accrued to the date fixed for prepayment; and

                          (v) a reasonably detailed calculation of the Make-Whole Amount (calculated as if the date of such notice were the date of the prepayment), if any, due in connection with such prepayment.

          Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to such prepayment, the Parent shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer of the Parent specifying the calculation of such Make-Whole Amount as of such date. Each such certificate shall be accompanied by a copy of any applicable documentation utilized by the Parent in respect of such calculation.

                  Promptly after any prepayment under Section 4.2(b) (and, in any event, within thirty (30) days thereof), the Obligors shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Parent containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

          4.3     OFFER TO PREPAY UPON CHANGE IN CONTROL.

                  (a)     NOTICE AND OFFER.  In the event of either:

                          (i)      a Change in Control, or

                          (ii)     a Control Event,

          the Obligors will, within five (5) Business Days of the occurrence of either of such events, give written notice of such Change in Control or Control Event to each holder of Notes by facsimile transmission (confirmed by delivery of a copy thereof by overnight courier of national reputation, sent on the date that such facsimile transmission is made) and, simultaneously with the transmission of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 to this Agreement at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Parent in writing. In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an offer of the Obligors to prepay all, but not less than all, of the Notes held by such holder on a date specified in such notice (the "CONTROL PREPAYMENT DATE") that is not less than forty-five (45) days and not more than sixty (60) days after the date of such notice, and such offer shall be irrevocable except that such offer shall be null and void and without effect if, on or prior to 5:00 p.m. (Central time) on the thirtieth (30th) day after the date of the facsimile transmission of the written notice in respect of such offer, holders of less than fifty-one percent (51%) of the aggregate principal amount of Notes then outstanding (excluding therefrom Notes held by any Obligor, any Restricted Subsidiary or any Affiliate) shall have elected to accept such offer, as provided for in Section 4.3(b). If such offer shall have become null and void and without effect, a Senior Financial Officer of any Obligor shall certify the same and give prompt written notice thereof to each holder of Notes in the same manner as provided above with respect to a written notice of a Change in Control. If such offer shall not have become null and void and without effect and if the Control Prepayment Date shall not have been specified in the written notice in respect thereof, the Control Prepayment Date shall be the forty-fifth (45th) day after the date such written notice was sent to such holder.

                  With respect to any written notice given by the Obligors in respect of a Change in Control, if the Obligors shall not have received a written response to such written notice from any holder of Notes within ten (10) Business Days after the date of the facsimile transmission of such notice to such holder, the Obligors shall immediately send a second written notice via an overnight courier of national reputation to such holder of Notes.

                  (b)     ACCEPTANCE AND PAYMENT; REJECTION.

                          (i) ACCEPTANCE AND PAYMENT. To accept or reject such offered prepayment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to any Obligor not later than fifteen (15) days prior to the Control Prepayment Date. If so accepted, such offered prepayment in respect of such principal amount of such Notes shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of the Notes held by holders having accepted such offer, together with interest on the Notes then being prepaid accrued to the Control Prepayment Date and without payment of any Make-Whole Amount.

                          (ii) REJECTION. A failure by any holder of Notes to respond in writing to all written offers of prepayment referred to in Section 4.3(a) shall be deemed to constitute a rejection of such offer by such holder.

                  (c) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to Section 4.3(a) shall be accompanied by a certificate, executed by a Senior Financial Officer of the Parent and dated the date of such offer, specifying:

                          (i)      the Control Prepayment Date;

                          (ii) the principal amount of each Note offered to be prepaid;

                          (iii) the interest that would be due on each Note offered to be prepaid, accrued to the date fixed for prepayment; and

                          (iv) in reasonable detail, the nature and date or proposed date of the Change in Control.

                  (d) NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this
          Section 4.3 (and, in any event, within thirty (30) days thereof), the Obligors shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Parent containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

          4.4     ALLOCATION OF PREPAYMENTS.

          In the case of each required prepayment of the Notes pursuant to
Section 4.1(b) and each partial prepayment pursuant to Section 4.2(a), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof then outstanding.

          4.5     NO OTHER PREPAYMENTS.

          Except as provided in Section 4.1(b), Section 4.2(a), Section 4.2(b) and Section 4.3, the Obligors may not make any other prepayment (whether, directly or indirectly, by purchase, other acquisition or otherwise) in respect of the Notes and will not, and will not permit any Restricted Subsidiary or Affiliate to, acquire or make any offer to acquire any of the Notes.

          4.6     NOTATION OF NOTES ON PREPAYMENT.

          Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be

                  (a) surrendered to the Obligors pursuant to Section 5.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

                  (b) made available to the Obligors for notation thereon of the portion of the principal so prepaid, or

                  (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Obligors for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

5.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

          5.1     REGISTRATION OF NOTES.

          The Obligors shall keep at the principal executive office of the Parent a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary.

          5.2     TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Parent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof and the written statement of each such transferee referred to in the last sentence of this
Section 5.2), the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than Five Hundred Thousand Dollars ($500,000), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than Five Hundred Thousand Dollars ($500,000). In connection with any transfer of Notes, each transferee thereof shall deliver to the Parent a written statement in which such transferee selects and makes one of the representations set forth in Section 1.4(b), and each of the Obligors agrees to promptly update the information set forth in the second paragraph of Section 3.13(a) for purposes of facilitating the delivery of such written statement by such transferee.

          5.3     REPLACEMENT OF NOTES.

          Upon receipt by the Parent, on behalf of all Obligors, of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Parent (provided that if the holder of such Note is, or is a nominee for, an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Obligors, at their expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          5.4     POWER OF ATTORNEY.

          Each of the Subsidiary Obligors hereby irrevocably constitutes and appoints the Parent as its agent and attorney-in-fact for the limited purpose of (a) maintaining the register of Notes and effecting the registration of transfer of Notes, as provided in Section 5.1, (b) effecting the exchange and/or replacement of Notes, as provided in Section 5.2 and Section 5.3, (c) executing any new Notes in the name, place and stead of such Subsidiary Obligor pursuant to Section 5.2 or Section 5.3 or (d) making notation on the Notes as provided in Section 4.6(b). Each Subsidiary Obligor hereby ratifies and confirms all actions that the Parent may undertake in the exercise of the aforesaid powers and acknowledges and agrees that each holder of Notes shall be entitled to rely on such actions and the authority of the Parent under this
Section 5.4 in effecting the same. The aforesaid power shall remain in effect for so long as any Note shall remain outstanding.

6.        COVENANTS.

          The Obligors covenant that on and after the Closing Date so long as any of the Notes are outstanding:

          6.1     PAYMENT OF TAXES AND CLAIMS.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims (including, without limitation, claims for labor, services, materials and supplies) for which sums have become due and payable that have or might become a Lien on Properties or assets of any of the Obligors or any Restricted Subsidiary, provided that neither the Obligors nor the Restricted Subsidiaries need pay any such tax, assessment or claim if (a) the amount, applicability or validity thereof is contested by such

Obligor or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, such Obligor or such Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Restricted Subsidiary and any other requirements in respect of any Lien securing the same under Section 6.17(a)(i) and Section 6.17(a)(ii) have been satisfied or (b) the nonpayment of all such taxes, assessments and claims in the aggregate would not have a Material Adverse Effect. For purposes of this Section 6.1 and Section 6.17(a), if the amount of all such taxes, assessments and claims referred to in clause (b) above, in the aggregate at any one time, is less than Five Million Dollars ($5,000,000), then the nonpayment thereof shall be deemed not to have a Material Adverse Effect nor materially impair the value or materially interfere with the use of the Property subject to such tax, assessment or claim or the operation of the usual business of the Obligors and the Restricted Subsidiaries.

          6.2     MAINTENANCE OF PROPERTIES.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), and make all appropriate renewals, replacements, additions, betterments and improvements thereto except where the failure to do so would not have a Material Adverse Effect.

          6.3     CORPORATE EXISTENCE, ETC.

          Each of the Obligors shall at all times preserve and keep in full force and effect its corporate existence and its corporate rights, privileges and franchises, subject to Section 6.18 and Section 6.19. Each of the Obligors shall cause the Restricted Subsidiaries to preserve and keep in full force and effect their respective corporate existence, rights, privileges and franchises, subject to Section 6.18 and Section 6.19, unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, at all times maintain (free from all restrictions other than as permitted under Section 6.17(a)) all Intellectual Property that is necessary for the ownership, maintenance and operation of its or their respective businesses, except where the failure so to maintain (or to maintain free from all restrictions) would not, individually or in the aggregate, have a Material Adverse Effect.

          6.4     INSURANCE.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          6.5     BOOKS AND RECORDS.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, keep true books and records and accounts in which full and correct entries shall be made of all of its or their business transactions and which will permit the provision of accurate and complete consolidated financial statements in accordance with GAAP.

          6.6     COMPLIANCE WITH LAW.

          Each of the Obligors shall, and shall cause each of the Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or the failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations, individually or in the aggregate, would not have a Material Adverse Effect, provided that the Obligors shall have the right to contest in good faith and through appropriate proceedings any law, ordinance or governmental rule or regulation.

          6.7     PAYMENTS OF NOTE; MAINTENANCE OF OFFICE.

          Each of the Obligors shall punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and each such Obligor shall maintain an office at its respective address set forth in Section 12.1 where notices, presentations and demands in respect hereof and of the Notes may be made upon it. Such office shall be maintained at such address until such time as such Obligor notifies each of the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America (or any State or other political subdivision thereof). Each of the Obligors is a co-issuer of the Notes and is jointly and severally liable with the other Obligors hereunder and under the Notes.

          6.8     ERISA.

                  (a) COMPLIANCE. Each of the Obligors shall, and shall cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto, and comply in all material respects with all other applicable provisions of ERISA.

                  (b) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. The Obligors shall not at any time permit the present value of vested accrued benefits under each Pension Plan to exceed, in any material amount, the fair market value of assets of such Pension Plan allocable to such vested accrued benefits at such time, in each case determined pursuant to Section 6.8(c).

                  (c) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested accrued benefits under Pension Plans and the fair market value of assets of Pension Plans will be reasonable in the good faith judgment of the Obligors and will comply with all requirements of law.

                  (d) PROHIBITED ACTIONS; OTHER ACTIONS. The Obligors shall not, and shall not permit any ERISA Affiliate to take or permit to exist any of the following if the effect thereof, individually or in the aggregate, would have a Material Adverse Effect:

                          (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the Code) that would result in the imposition of a material tax or penalty on an Obligor or an ERISA Affiliate;

                          (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                          (iii) terminate any Pension Plan in a manner that could result in

                                   (A)  the imposition of a lien on the
                          Property of any Obligor or any Restricted Subsidiary pursuant to section 4068 of ERISA or

                                   (B)  the creation of any liability under
                          section 4062 of ERISA; or

                          (iv) fail to make any payment required by section 515 of ERISA.

                  (e) MULTIEMPLOYER PLANS. The Obligors shall not, and shall not permit any ERISA Affiliate to, incur withdrawal liability in respect of a Multiemployer Plan if such liability, together with the aggregate amount of all other withdrawal liability incurred by any Obligor or any Restricted Subsidiary under any one or more Multiemployer Plans, would have a Material Adverse Effect.

                  (f) FOREIGN PENSION PLANS. The Obligors shall, and shall cause each Restricted Subsidiary to, make all required payments in respect of funding any Foreign Pension Plan applicable to such Person and otherwise comply in all material respects with all applicable laws, statutes, rules and regulations governing such Foreign Pension Plan if the failure to make such payments or so comply, individually or in the aggregate, would have a Material Adverse Effect.

          6.9     PARI PASSU OBLIGATIONS.

          Each of the Obligors undertakes that its obligations hereunder and under the Notes do and will, in terms of preference and priority, rank at least pari passu with all of such Obligor's present and future unsecured Senior Debt.

          6.10    LINE OF BUSINESS.

          The Obligors shall not make any material change in the nature of their business as carried on at the Closing Date.

          6.11    TRANSACTIONS WITH AFFILIATES.

          Each Obligor shall not, and shall not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that nothing in this Section 6.11 shall prohibit any Transfer of inventory, equipment or any other asset related thereto by any Obligor or Restricted Subsidiary to an Unrestricted Subsidiary in good faith and in the ordinary course of business, provided that immediately prior to the consummation of such Transfer, and immediately after giving effect thereto, no Default or Event of Default exists or would exist, as the case may be.

          6.12    PRIVATE OFFERING.

          Each Obligor shall not, and shall not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

          6.13    LIMITATIONS ON DEBT.

                  (a) LEVERAGE TESTS. The Obligors shall not, as at the last day of each fiscal quarter of the Parent, permit:

                          (i) Consolidated Senior Debt, determined as of such day, to exceed thirty-five percent (35%) of Consolidated Capitalization, determined as of such day; or

                          (ii) Consolidated Debt, determined as of such day, to exceed forty-five percent (45%) of Consolidated Capitalization, determined as of such day.

                  (b) LIMITATION ON RESTRICTED SUBSIDIARY DEBT. The Obligors shall not, as at the last day of each fiscal quarter of the Parent, permit the sum (without duplication) of

                          (i) Total Adjusted Restricted Subsidiary Unsecured Debt, determined at such time, plus

                          (ii) Total Adjusted Parent Intellectual Property Secured Debt, determined at such time, plus

                          (iii) Total Adjusted Subsidiary Secured Debt, determined at such time,

          to exceed twenty percent (20%) of Consolidated Capitalization, determined at such time.

          6.14    FIXED CHARGE COVERAGE.

          The Obligors shall not permit the Fixed Charge Coverage Ratio, determined at the last day of each fiscal quarter of the Parent, to be less than 2.0 to 1.

          6.15    CONSOLIDATED NET WORTH.

          The Obligors shall not permit Consolidated Net Worth, determined as at the last day of each fiscal quarter of the Parent, to be less than the sum of

                  (a)     Six Hundred Million Dollars ($600,000,000), plus

                  (b) the sum of the Fiscal Period Net Worth Increase Amounts for all Fiscal Periods ended subsequent to December 31, 1994 and on or prior to such day.

          6.16    RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

          Each Obligor shall not, and shall not permit any Restricted Subsidiary to, declare or make any Restricted Payment or make any Restricted Investment unless immediately after, and after giving effect to, the declaring or making, as the case may be, of such Restricted Payment or Restricted Investment,

                  (a)     (i)      the aggregate amount of all Restricted
                  Investments (valued immediately after such transaction as provided for in the definition thereof), plus

                          (ii) the aggregate amount of all Restricted Payments made after the Closing Date,

          would not exceed the sum of

                                   (A)     Ten Million Dollars ($10,000,000),
                  plus (or minus in the case of a deficit)

                                   (B)     fifty percent (50%) of Consolidated
                          Net Income (one hundred percent (100%) in the case of a deficit) determined in respect of the single period commencing on January 1, 1995 and ending on the date such Restricted Payment or Restricted Investment is made, plus

                                   (C)     the aggregate amount of cash
                          proceeds received by the Obligors and the Restricted Subsidiaries from the sale or issuance of common stock (or the sale or issuance of other Securities subsequently converted into common stock) of any of the Obligors to Persons other than another Obligor or a Restricted Subsidiary after the Closing Date, net, in each case, of all transaction costs and expenses incurred in connection with such sale or issuance, and

                  (b)     no Default or Event of Default would exist.

Each Subsidiary Obligor which becomes a party to this Agreement pursuant to
Section 6.21 and each Restricted Subsidiary designated as such under Section
6.22 will be deemed to have made all Restricted Investments held (i) in the case of such Subsidiary Obligor, immediately after such Subsidiary Obligor shall have become a party hereto and (ii) in the case of such Restricted Subsidiary, immediately after such Restricted Subsidiary is designated a Restricted Subsidiary. No Obligor or Restricted Subsidiary shall authorize a Restricted Payment, which would give rise to a claim under applicable law by the proposed recipients thereof, that is not payable within sixty (60) days of such authorization.

          6.17    LIENS.

                  (a) NEGATIVE PLEDGE. Each Obligor shall not, and shall not permit any Restricted Subsidiary to, cause or permit to exist at any time, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their respective Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                          (i)      Liens imposed by law, carriers',
                  warehousemen's or mechanics' Liens, and Liens to secure claims for labor, material or supplies arising, in each case, in the ordinary course of business, but only to the extent that payment thereof shall not at such time be due or is being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate materially impair the value or materially interfere with the use of the Property subject thereto or the operation of the usual business of the Obligors and the Restricted Subsidiaries;

                          (ii)     (A) Liens which relate to taxes,
                  assessments, levies or other governmental charges which in the aggregate do not exceed Five Million Dollars ($5,000,000), whether contested or otherwise, or (B) Liens which relate to taxes, assessments, levies or other governmental charges which in the aggregate are greater than Five Million Dollars ($5,000,000), provided that such taxes, assessments, levies or charges shall either (I) not yet be due or (II) be the subject of a pending contest made in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP and the enforcement of the Liens with respect to the contested amounts has been stayed and such Liens do not individually or in the aggregate materially impair the operation of the usual business of the Obligors and the Restricted Subsidiaries;

                          (iii) Liens incurred or deposits made in the ordinary course of business

                                   (A)     to enable the Obligors or any
                          Restricted Subsidiary to exercise any privilege or license,

                                   (B)     in connection with, or to secure
                          payment of, worker's compensation, unemployment insurance, old age pensions or other social security,

                                   (C)     with respect to banker's liens or
                          bank offset rights in respect of cash held by, or deposit accounts with, commercial banks or trust companies, which liens or rights arise from common law or pursuant to depository transactions entered into in the ordinary course of business,

                                   (D)     to secure the performance of bids,
                          tenders, contracts or leases not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, or

                                   (E)     to secure statutory obligations or
                          surety and performance bonds (of a type other than set forth in Section 6.17(a)(iv)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                          (iv)     Liens

                                   (A)     arising from judicial attachments,
                          judgments or other awards,

                                   (B)     securing appeal bonds or
                          supersede as bonds, or

                                   (C)     arising in connection with court
                          proceedings or other contests (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                          provided that the execution or other enforcement of any of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured shall not at any time exceed Five Million Dollars ($5,000,000);

                          (v) Liens on Property of an Obligor or a Restricted Subsidiary, provided that such Liens secure only obligations owing to another Obligor or another Restricted Subsidiary;

                          (vi) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not render title to such Property unmarketable or materially adversely affect the use of such Property for its then present purposes;

                          (vii) Liens in existence on the Closing Date securing Debt of an Obligor or Restricted Subsidiary and listed in PART 3.16 OF ANNEX 3 hereto, and Liens securing renewals, extensions (as to time) and refinancings of such Debt, provided that the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date of such renewal, extension or refinancing, and each such Lien is not extended to include any additional Property of any Obligor or Restricted Subsidiary;

                          (viii) Liens on Property acquired or constructed by any Obligor or any Restricted Subsidiary after the Closing Date to secure Debt of such Obligor or such Restricted Subsidiary incurred in connection with such acquisition or construction, and Liens existing on such Property at the time of acquisition thereof (but not created in contemplation of such acquisition), provided that

                                   (A)     no such Lien shall extend to or
                          cover any Property other than the Property being so acquired or constructed (and the proceeds thereof),

                                   (B)     the amount of Debt secured by such
                          Lien shall not exceed ninety percent (90%) of the purchase or construction price of the Property being so acquired or constructed,

                                   (C)     such Property is to be used in the
                          business of such Obligor or such Restricted
                          Subsidiary,

                                   (D)     such Debt is permitted to be
                          incurred hereunder and is incurred solely for the purpose of financing Capital Expenditures, and

                                   (E)     such Lien shall be created
                          concurrently with or within three hundred and sixty
                          (360) days after such acquisition or the substantial completion of such construction (any Lien of a Person which becomes a Subsidiary Obligor or a Restricted Subsidiary after the Closing Date will be deemed to have been granted on the date such Person becomes a Subsidiary Obligor or Restricted Subsidiary);

                          (ix)       Liens granted by an Obligor or a
                  Restricted Subsidiary upon a customer's obligation (a "RECEIVABLE") payable to such Obligor or such Restricted Subsidiary (together with any collateral securing such obligation), including, without limitation, any chattel paper, document, instrument, account, or general intangible arising therefrom or necessary or related thereto, and all products and proceeds thereof, which Receivable arose from the sale or lease of any item of goods, materials, equipment, supplies, merchandise or other personal Property of such Obligor or such Restricted Subsidiary through any type of conditional sales contract, note and security agreement, operating or financing lease, or other form of chattel paper, provided that such Liens secure Debt of an Obligor or Restricted Subsidiary permitted to be outstanding hereunder; and

                          (x) Liens on Intellectual Property, provided that (A) such Liens secure only Debt of an Obligor or a Restricted Subsidiary permitted to be outstanding hereunder and (B) each such Lien shall provide (absent the enforcement thereof) for such Obligor and such Restricted Subsidiary to continue to have the full right to use such Intellectual Property.

                  (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of Section 6.17(a) the Obligors will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of Section 6.17(a) will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
          Section 6.17(b).

                  (C) FINANCING STATEMENTS. Each Obligor shall not, and shall not permit any Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names it or any other Obligor or any Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that such Obligor or such other Restricted Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of Section 6.17(a) or to evidence for informational purposes a lessor's interest in Property leased to such Obligor or such Restricted Subsidiary.

          6.18    MERGERS AND CONSOLIDATION.

          Each Obligor shall not, and shall not permit any Restricted Subsidiary to, merge or consolidate with or into, any other Person or permit any other Person to merge or consolidate with or into it, provided that the foregoing restrictions shall not apply to the merger or consolidation of an Obligor or a Restricted Subsidiary if:

                  (a) with respect to a merger or consolidation of the Parent with any other corporation (including a Subsidiary Obligor or a Restricted Subsidiary),

                          (i) the corporation which results from such merger or consolidation is the Parent and

                          (ii) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist;

                  (b) with respect to a merger or consolidation involving a Subsidiary Obligor with any other corporation (including another Subsidiary Obligor or a Restricted Subsidiary but, in any case, excluding from this clause (b) any merger or consolidation involving a Subsidiary Obligor with the Parent the conditions for which are set forth in clause (a) above):

                          (i) the corporation which results from such merger or consolidation is such Subsidiary Obligor or another Subsidiary Obligor and

                          (ii) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist; and

                  (c) with respect to a merger or consolidation involving a Restricted Subsidiary with any other corporation (including another Restricted Subsidiary but, in any case, excluding from this clause
          (c) any merger or consolidation involving a Restricted Subsidiary with the Parent or a Subsidiary Obligor the conditions for which are set forth in clause (a) or clause (b) above, as the case may be):

                          (i) the corporation which results from such merger or consolidation is such Restricted Subsidiary or another Restricted Subsidiary and

                          (ii) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist.

          6.19    TRANSFERS OF PROPERTY; SUBSIDIARY STOCK AND INDEBTEDNESS.

                  (a) TRANSFERS OF PROPERTY. Each Obligor shall not, and shall not permit any Restricted Subsidiary to, sell, lease as lessor, transfer, or otherwise dispose of (individually, a "TRANSFER", and collectively "TRANSFERS;" "to Transfer" and its other verbal forms shall refer to the action of effecting a Transfer) any of such Person's Property (excluding therefrom Subsidiary Stock or Subsidiary Indebtedness owned by such Person, the Transfer of which shall be subject to the requirements of Section 6.19(b)), except:

                          (i) Transfers of obsolete or worn out Property in the ordinary course of business of such Obligor or such Restricted Subsidiary;

                          (ii) Transfers of inventory in the ordinary course of business of such Obligor or such Restricted Subsidiary;

                          (iii)    Transfers of Receivables;

                          (iv)     Transfers from an Obligor to another Obligor;

                          (v) Transfers from a Restricted Subsidiary to an Obligor or a Wholly-Owned Restricted Subsidiary;

                          (vi) Transfers in respect of any merger or consolidation in respect of any Obligor or Restricted Subsidiary permitted under Section 6.18; and

                          (vii) any other Transfer of Property covered by this Section 6.19(a), provided that such Transfer, (A) is in the best interests of the Person effecting such Transfer and is for Acceptable Consideration, (B) does not constitute a Substantial Part of Consolidated Total Assets, as determined at the time of such Transfer and after giving effect thereto, and (C) immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

                  (b) TRANSFERS OF SUBSIDIARY STOCK AND SUBSIDIARY INDEBTEDNESS. Each Obligor shall not, and shall not permit any Restricted Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Subsidiary Obligor or of a Restricted Subsidiary (such stock, warrants, rights, options and other Securities are herein called "SUBSIDIARY STOCK") or any Indebtedness of a Subsidiary Obligor or Restricted Subsidiary (such Indebtedness herein called "SUBSIDIARY INDEBTEDNESS") and the Subsidiary Obligors shall not and the Obligors shall not permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                          (i) the issuance by a Subsidiary Obligor or a Restricted Subsidiary of directors' qualifying shares;

                          (ii) the issuance by a Subsidiary Obligor or a Restricted Subsidiary of shares of its own Subsidiary Stock to any one or more of the Parent, any Wholly-Owned Subsidiary Obligor and any Wholly-Owned Restricted Subsidiary;

                          (iii) the Transfer by a Subsidiary Obligor or a Restricted Subsidiary of shares of Subsidiary Stock or Subsidiary Indebtedness of another Restricted Subsidiary to any one or more of the Parent, any Wholly-Owned Subsidiary Obligor and any Wholly-Owned Restricted Subsidiary;

                          (iv) the Transfer of any Subsidiary Stock in respect of any merger or consolidation in respect of any Subsidiary Obligor or Restricted Subsidiary permitted under
                  Section 6.18; and

                          (v) the Transfer of all of the Subsidiary Stock and all Subsidiary Indebtedness of a Restricted Subsidiary owned by any one or more of the Obligors and the other Restricted Subsidiaries if:

                                   (A)     such Transfer (1) is in the best
                          interests of the Persons effecting the same and is for Acceptable Consideration and (2) does not constitute a Substantial Part of Consolidated Total Assets, as determined at the time of such Transfer and after giving effect thereto;

                                   (B)     in connection with such Transfer,
                          the entire Investment (whether represented by stock, Indebtedness, claims or otherwise) of the Obligors and the other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than an Obligor or a Restricted Subsidiary not being simultaneously disposed of;

                                   (C)     the Restricted Subsidiary being
                          disposed of has no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in an Obligor; and

                                   (D)     immediately before and after the
                          consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

          6.20    GUARANTIES.

          Each Obligor shall not, and shall not permit any Restricted Subsidiary to, become liable in any manner in respect of any Guaranty of any Person except that an Obligor or a Restricted Subsidiary may become liable in respect of a Guaranty of Debt of

                  (a) another Obligor or Restricted Subsidiary (including, without limitation, the purchase of a performance or indemnity bond to secure the performance of another Obligor or Restricted Subsidiary) or

                  (b) any other Person so long as the amount of any such Guaranty is, by its terms, expressly limited to a fixed dollar amount and such dollar amount shall (without duplication) be included as Debt of such Obligor or such Restricted Subsidiary in the computation of the financial covenants set forth in Section 6.13 (as provided for by such covenants and the defined terms used therein and after giving effect to any adjustments in respect thereof required under GAAP pursuant to principles of consolidation), and provided that in the case of the issuance of a Guaranty of Debt of an Obligor by a Restricted Subsidiary that is also a Domestic Subsidiary, such Restricted Subsidiary shall have satisfied the requirements of Section 6.21.

          6.21    CHANGES IN SUBSIDIARY OBLIGORS.

                  (A) ADDING DOMESTIC SUBSIDIARIES AS SUBSIDIARY OBLIGORS. In the event that a Domestic Subsidiary shall become liable in any manner in respect of any Guaranty of any Debt of any Obligor, the Obligors shall, contemporaneously with the occurrence of such event, cause such Domestic Subsidiary to deliver to each holder of a Note

                          (i) an allonge for such Note, substantially in the form of Exhibit E, executed by such Domestic Subsidiary, pursuant to which such Domestic Subsidiary (i) becomes jointly and severally liable for the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on such Note and (ii) authorizes such holder to attach such allonge to such Note,

                          (ii) an agreement, substantially in the form of Exhibit F, executed by such Domestic Subsidiary, pursuant to which such Domestic Subsidiary becomes jointly and severally liable for the due and punctual performance and observance of all the covenants in the Notes, this Agreement and the Other Agreements to be performed or observed by the Obligors,

                          (iii) an opinion of independent counsel to the Domestic Subsidiary, substantially in the form of Exhibit G,

                          (iv) a copy of the resolutions of the Board of Directors of such Domestic Subsidiary, certified by its secretary or assistant secretary, authorizing the execution, delivery and performance of the allonge and the aforesaid agreement and such other documents as are required, and

                          (v) such other agreements and instruments as shall be reasonably required and approved by the Required Holders.

          Upon the delivery of the foregoing documents such Domestic Subsidiary shall be, for all purposes hereunder, a Subsidiary Obligor.

                  (B) REMOVING DOMESTIC SUBSIDIARIES AS SUBSIDIARY OBLIGORS. In the event that a Domestic Subsidiary is made a Subsidiary Obligor after the Closing Date pursuant to clause (a) above (for purposes of this clause (b), an "added Subsidiary Obligor"), such added Subsidiary Obligor may be removed as a Subsidiary Obligor hereunder and relieved of all of its obligations under this Agreement, the Other Agreements and the Notes if each of the following conditions in respect thereof shall have been satisfied:

                          (i) the Parent shall have delivered a written request to each holder of Notes requesting such removal in respect of such added Subsidiary Obligor,

                          (ii) the Parent shall have certified in such request that there are no outstanding Guaranties issued by such added Subsidiary Obligor with respect to the Debt of any Obligor, that there exists no Default or Event of Default and that, after giving effect to the removal of such added Subsidiary Obligor, no Default or Event of Default would exist,

                          (iii) within sixty (60) days of the delivery of the aforesaid request, the Required Holders shall have consented in writing to such request,

                          (iv) all agreements and instruments necessary to effectuate such removal shall be satisfactory to the Required Holders and all fees and costs (including, without limitation, reasonable attorney's fees and disbursements) of the holders of Notes shall have been paid by the Obligors, and

                          (v) at the time of the consummation of such removal the certifications of the Parent set forth in clause
                  (ii) above shall be true and correct.

          6.22    DESIGNATION OF SUBSIDIARIES.

                  (a) RIGHT OF DESIGNATION. Subject to the satisfaction of the requirements of Section 6.22(c), the Parent shall have the right to designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary by delivering to each holder of Notes a writing, signed by the President or a Vice President of the Parent, so designating such Subsidiary within thirty (30) days of the acquisition or formation of such Subsidiary by the Parent, any Subsidiary Obligor or any Restricted Subsidiary. Any such Subsidiary so designated within such thirty (30) day period shall be deemed to have been an Unrestricted Subsidiary as of the date of such acquisition or formation and any such Subsidiary not so designated within such thirty (30) day period shall be deemed to have been a Restricted Subsidiary as of the date of such acquisition or formation. For all purposes of this Agreement, each Subsidiary designated as an Unrestricted Subsidiary in PART 6.22 OF ANNEX 3 shall, subject to Section 6.22(b), be an Unrestricted Subsidiary and all other Subsidiaries (including, without limitation, NKT) listed in
          PART 3.5 OF ANNEX 3 shall be Restricted Subsidiaries.

                  (b) RIGHT OF REDESIGNATION. The Parent may at any time redesignate an Unrestricted Subsidiary as a Restricted Subsidiary if

                          (i) such Unrestricted Subsidiary had not, prior to such time, previously been designated as a Restricted Subsidiary pursuant to this Section 6.22(b) and

                          (ii) immediately before and after, and after giving effect to such redesignation, no Default or Event of Default exists or would exist.

          Subject to the satisfaction of the requirements of Section 6.22(c), the Parent may at any time redesignate any Restricted Subsidiary as an Unrestricted Subsidiary if such Restricted Subsidiary had not, prior to such time, been designated as an Unrestricted Subsidiary pursuant to this Section 6.22(b); provided, however, the Parent may not designate NKT as an Unrestricted Subsidiary. Any redesignation shall become effective under this Section 6.22(b) as provided in
          Section 6.22(d).

                  (c)     DESIGNATION CRITERIA.

                          No newly formed or acquired Subsidiary under Section
                  6.22(a) and no Restricted Subsidiary under Section 6.22(b) shall be designated or redesignated, as the case may be, as an Unrestricted Subsidiary unless:

                                   (i)     immediately before and after, and
                          after giving effect to such designation, no Default or Event of Default exists or would exist; and

                                   (ii)    such Subsidiary does not own,
                          directly or indirectly, any Debt or capital stock of any Subsidiary Obligor or Restricted Subsidiary.

                  (d) EFFECTIVENESS. Any redesignation under Section 6.22(b) that satisfies all of the conditions set forth therein shall become effective, for purposes of this Agreement, on the day that notice thereof (signed by the President or a Vice President of the Parent) shall have been mailed (postage prepaid, by registered or certified mail, return receipt requested) by the Parent to each holder of Notes at the addresses as provided in Section 12.1.

7.        INFORMATION AS TO THE OBLIGORS.

          7.1     FINANCIAL AND BUSINESS INFORMATION.

          The Obligors shall deliver to each holder of Notes:

                  (a) QUARTERLY STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last fiscal quarter of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of,

                          (i) (A) a consolidated balance sheet of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries as at the end of such quarter and (B) a consolidated balance sheet of the Parent and all consolidated subsidiaries as at the end of such quarter, and

                          (ii) (A) consolidated statements of income and changes in shareholders' equity of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter and year-to-date consolidated statements of cash flows of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries, and (B) consolidated statements of income and changes in shareholders' equity of the Parent and all consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter and year-to-date consolidated statements of cash flows of the Parent and all consolidated subsidiaries, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of Section 7.1(a)(i)(B) and Section 7.1(a)(ii)(B), provided, further, however, that if the Obligors at any time prepare consolidated cash flow statements on a quarterly basis for delivery to the Securities and Exchange Commission or any other holder of Debt of any Obligor, the Obligors shall be required hereunder to also deliver such quarterly consolidated cash flow statements to the holders of Notes;

                  (b) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Parent, and in any event within ninety
          (90) days thereafter, duplicate copies of,

                          (i) (A) a consolidated balance sheet of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries as at the end of such year and (B) a consolidated balance sheet of the Parent and all consolidated subsidiaries as at the end of such year, and

                          (ii) (A) consolidated statements of income, changes in shareholders' equity and cash flows of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries for such year, and (B) consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and all consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                          (1) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state, without any Impermissible Qualification, that (x) such financial statements required by Section 7.1(b)(i)(B) and Section 7.1(b)(ii)(B) and (y) if Total Restricted Subsidiary Assets constitute less than eighty percent (80%) of Total Consolidated Subsidiary Assets, such financial statements required by Section 7.1(b)(i)(A) and
                  Section 7.1(b)(ii)(A) present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                          (2)      in the case of the annual financial
                  statements prepared in accordance with Section 7.1(b)(i)(A) and Section 7.1(b)(ii)(A), a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof, provided, that the delivery within the time period specified above of the Parent's Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (1) above, shall be deemed to satisfy the requirements of
          Section 7.1(b)(i)(B) and Section 7.1(b)(ii)(B);

                  (c) MANAGEMENT REPORTS AND LETTERS -- promptly upon receipt thereof, a copy of each management report or letter submitted to the Obligors or any Restricted Subsidiary by independent accountants in connection with any annual audit (for the purpose of avoidance of doubt, management reports and letters shall not include any reports in respect of any interim audit or special audit);

                  (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Parent or any Subsidiary Obligor or Restricted Subsidiary to stockholders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent, any Subsidiary Obligor or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Parent, any Subsidiary Obligor or any Restricted Subsidiary to the public or to any class of creditors concerning material developments;

                  (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately upon any Responsible Officer of any Obligor becoming aware of the existence of any Default or Event of Default (including, without limitation, any Event of Default affecting a holder of Notes in a discriminatory manner as provided for in Section 8.2(a)(iv)) or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 8.1(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

                  (f) ERISA MATTERS -- immediately upon a Responsible Officer of any Obligor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Obligors propose to take with respect thereto:

                          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

                          (ii)     the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event or transaction that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the Properties or assets of any Obligor or any ERISA Affiliate pursuant to

                  ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would have a Material Adverse Effect;

                  (g) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within fifteen (15) days of receipt thereof, copies of any notice to any Obligor or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that, individually or in the aggregate, would have a Material Adverse Effect;

                  (h) ACTIONS, PROCEEDINGS -- promptly after the commencement thereof, and in any event within fifteen (15) days of the commencement thereof, notice of any action or proceeding relating to any Obligor or any Restricted Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate for all such actions or proceedings, would have a Material Adverse Effect;

                  (i) MATERIAL ADVERSE EFFECT -- promptly, and in any event within five (5) days of a Responsible Officer of any Obligor becoming aware of any event or condition (which event or condition is not otherwise covered by clause (f) through clause (h), inclusive, above) which would have a Material Adverse Effect, a notice specifying the nature of such event or condition and the period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

                  (j) CONSOLIDATING INFORMATION -- each set of financial statements of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a consolidating balance sheet and a consolidating statement of income in respect thereof, together with a certificate from a Senior Financial Officer of the Parent stating that such consolidating statements agree with their respective books and records in all material respects; and

                  (k) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or Properties of the Obligors or any of the Restricted Subsidiaries or relating to the ability of the Obligors, or any of them, to perform their respective obligations hereunder and under the Notes as from time to time may be reasonably requested by any holder of Notes, including, without limitation, information required by 17 C.F.R. Section 230.144A, as amended from time to time.

          7.2     OFFICER'S CERTIFICATE.

          Each set of financial statements of the Parent, the Subsidiary Obligors and the Restricted Subsidiaries delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 6.13 through Section 6.17, inclusive, and Section 6.19 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and the Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

          7.3     INSPECTION.

          Each Obligor shall permit the representatives of any one or more of the holders of Notes:

                  (a) NO DEFAULT -- upon reasonable prior notice to such Obligor, to visit the principal executive office of such Obligor, to discuss the affairs, finances and accounts of such Obligor, the Parent, the other Subsidiary Obligors and the Restricted Subsidiaries with such Obligor's officers, and (with the consent of such Obligor, which consent shall not be unreasonably withheld) its independent certified public accountants, and (with the consent of such Obligor, which consent shall not be unreasonably withheld) to visit the other offices and Properties of such Obligor, the Parent, the other Subsidiary Obligors and the Restricted Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing;

                  (b) DEFAULT -- if a Default or an Event of Default then exists, or a Restructuring shall have been initiated, to visit and inspect any of the offices or Properties of such Obligor, the Parent, any of the other Subsidiary Obligors or any Subsidiary, to examine all of its or their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its or their respective affairs, finances and accounts with their respective officers and independent certified public accountants (and by this provision such Obligor authorizes said accountants to discuss the affairs, finances and accounts of it, the Parent, the other Subsidiary Obligors and the Subsidiaries), all at such times and as often as may be requested; and

in each case, during such visits and inspections, such representatives will comply with the Obligors' normal safety and security procedures.

          All costs and expenses incurred in connection with the exercise of any of the rights set forth above shall

                  (i) be for the account of the Obligors if, at the time of the exercise of the rights set forth above, an Event of Default shall exist or a Default in respect of any payment hereunder or under any of the Notes shall exist, provided that the Obligors shall not be obligated to pay the costs and expenses for any inspection and/or audit of books of account, records, reports and other papers under this Section 7.3 with respect to any occurrence of an Event of Default or payment Default of more than two (2) auditing firms and/or internal auditing teams of the holders of Notes and

                  (ii) be for the account of the holder or holders of Notes exercising such rights in all other cases.

The holders of Notes agree that the Required Holders shall determine the auditing firms or teams (including, without limitation, the composition thereof) under the proviso in subclause (i) above.

          7.4     CONFIDENTIALITY.

          You shall maintain the confidentiality, in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, of any information delivered to you by or on behalf of any Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or otherwise known to you to be confidential information, provided that

                  (a) the following information shall not be subject to the confidentiality requirements of this Section 7.4:

                          (i) information that was publicly known prior to the time of such disclosure,

                          (ii) information that subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

                          (iii) information that constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available; and

                  (b) you may deliver or disclose, in any case, any information subject to the confidentiality requirements of this
          Section 7.4

                          (i) to your directors, officers, employees, agents, attorneys and affiliates who would ordinarily have access to such information in the normal course of the performance of their respective duties or in administering the investment represented by your Notes,

                          (ii) to your financial advisors and other professional advisors (if such Person has agreed in writing to be bound by the provisions of this Section 7.4),

                          (iii)    to any other holder of a Note,

                          (iv) to any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such information to be bound by the provisions of this Section 7.4),

                          (v) to any federal, state or local regulatory authority having jurisdiction over you,

                           (vi) to the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                          (vii) to any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, notice of discovery or similar notice or any informal governmental investigative demand, (y) in connection with any litigation with the Obligors or any affiliate or agent of the Obligors to which you are a party and/or which arises out of or is in connection with, the transactions contemplated hereunder, or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 7.4 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 7.4.

8.        EVENTS OF DEFAULT.

          8.1     NATURE OF EVENTS.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and is continuing:

                  (a) PRINCIPAL OR MAKE-WHOLE AMOUNT -- default shall be made in the due and punctual payment of any principal of, or Make-Whole Amount (if any) on, any Note, whether at stated maturity, by notice of prepayment or otherwise, and such default shall continue for two (2) Business Days after the date such payment is due;

                  (b) INTEREST PAYMENTS -- default shall be made in the due and punctual payment of any interest on any Note or any payment of any other amount on any Note or otherwise under this Agreement or under any Other Agreement, other than amounts referred to in Section 8.1(a) above, and such default shall continue for five (5) Business Days after the date such payment is due;

                  (c) COVENANT DEFAULTS -- any Obligor shall fail to perform, observe or comply with any covenant, agreement or provision contained in Section 6.13 through Section 6.17, inclusive, and such failure shall continue for five (5) Business Days after the date such failure first becomes known to any Responsible Officer of any Obligor; provided, however, that the failure by any Obligor to perform, observe or comply with any of the aforesaid covenants, agreements or provisions shall not be an Event of Default under this clause (c) if it occurs solely as a result of such Obligor's compliance with a mandatory change in GAAP;

                  (d) OTHER DEFAULTS -- any Obligor shall fail to perform, observe or comply with any covenant, agreement or provision of this Agreement (other than the covenants specified in clause (a), clause
          (b) and clause (c) of this Section 8.1) and such failure continues for more than forty-five (45) days after the date such failure first becomes known to any Responsible Officer of any Obligor; provided, however, that the failure by any Obligor to perform, observe or comply with any of the aforesaid covenants, agreements or provisions shall not be an Event of Default under this clause (d) if it occurs solely as a result of such Obligor's compliance with a mandatory change in GAAP;

                  (e) WARRANTIES OR REPRESENTATIONS -- (i) any warranty, representation or other statement by any of the Obligors contained herein, or in any instrument delivered by any Obligor on the Closing Date, shall have been false or misleading in any material respect when made; or (ii) any warranty, representation or other statement by any of the Obligors contained in any instrument furnished in compliance herewith after the Closing Date shall have been false or misleading in any material respect and such representation, warranty or statement shall remain untrue for more than thirty (30) days after the earlier of (i) the date such false or misleading warranty, representation or statement shall become known to any Responsible Officer or (ii) the date notice of such false or misleading warranty, representation or statement is given to the Obligors, provided that
          (A) the correction of any such false or misleading warranty, representation or statement in such instrument during such 30-day period shall not alleviate or be deemed to cure any Default or Event of Default that formed the basis of, or was the subject of, such false or misleading warranty, representation or statement and which continues to exist hereunder and (B) if such false or misleading warranty, representation or statement cannot be corrected by the delivery of an accurate and correct warranty, representation or statement within said 30-day period, then said 30-day period shall not apply to such false warranty, representation or statement;

                  (f)     DEFAULT ON OTHER INDEBTEDNESS  --

                          (i) any Obligor or any Restricted Subsidiary shall fail (after the expiration of any applicable grace period) to make any payment on, or otherwise redeem, when due, any of its Indebtedness (other than the Notes) having an outstanding balance in excess of Ten Million Dollars ($10,000,000); or

                          (ii)     any event shall occur or any condition
                  shall exist in respect of any Indebtedness (other than the Notes) of any Obligor or any Restricted Subsidiary, or under any agreement securing or relating to such Indebtedness, that has resulted in Indebtedness aggregating in excess of Ten Million Dollars ($10,000,000), either (A) becoming due prior to its stated maturity or prior to its regularly scheduled date or dates of payment, or (B) being required to be repurchased by such Obligor or such Restricted Subsidiary prior to such maturity or scheduled date or dates, and, in either case, the acceleration or requirement of repurchasing of such Indebtedness has not been rescinded or annulled by the holders thereof;

                  (g)     INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                          (i) a receiver, liquidator, custodian or trustee of any Obligor or any Restricted Subsidiary, or of all or any of the Property of any Obligor or any Restricted

                  Subsidiary, shall be appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief shall be entered with respect to any Obligor or any Restricted Subsidiary in any bankruptcy proceeding; or any Obligor or any Restricted Subsidiary shall be adjudicated a bankrupt or insolvent;

                          (ii) any material Property of any Obligor or any Restricted Subsidiary shall be sequestered by court order and such order remains in effect for more than sixty (60) days; or

                          (iii) a petition shall be filed against any Obligor or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing;

                  (h) VOLUNTARY PETITIONS -- any Obligor or any Restricted Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

                  (i) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- any Obligor or any Restricted Subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability, or fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of it or of all or any part of its Property of any of such Persons; or

                  (j) UNDISCHARGED FINAL JUDGMENTS -- a final judgment or final judgments for the payment of money aggregating in excess of Five Million Dollars ($5,000,000) (net of any actual insurance coverage if the Required Holders shall have received evidence satisfactory to them that such coverage exists and is applicable thereto) is or are outstanding against one or more of the Obligors or the Restricted Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) consecutive calendar days from the date of its entry and shall not have been discharged in full or stayed.

          8.2     REMEDIES ON DEFAULT.

                  (a)     ACCELERATION.

                          (i) If an Event of Default with respect to any Obligor described in clause (g), clause (h) or clause (i) of
                  Section 8.1 has occurred and is continuing, all the Notes then outstanding shall automatically become immediately due and payable.

                          (ii)    If any Event of Default described in clause
                  (a) or clause (b) of Section 8.1 has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

                          (iii) If any Event of Default not covered by the foregoing clause (i) and clause (ii) of this Section 8.2(a) has occurred and is continuing, any holder or holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes at the time outstanding (excluding any Notes held by any Obligor, any Restricted Subsidiary or any Affiliate) may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

                          (iv) If any Event of Default described in clause (a) or clause (b) of Section 8.1 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default in a discriminatory manner (as hereinafter defined) may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by it or them to be immediately due and payable. A holder of Notes will be affected by an Event of Default described in clause (a) or clause (b) of Section 8.1 in a "discriminatory manner" if

                                   (A)     such holder shall receive no
                          payments in respect of the payment obligations referred to in the aforesaid clause (a) or clause (b) while other holder or holders of Notes are receiving all or part of such payments from the Obligors or

                                   (B)     such holder shall receive payments
                          in respect of the payment obligations referred to in the aforesaid clause (a) or clause (b) from the Obligors that are proportionately (based upon the ratio of the aggregate principal amount of the Notes of such holder then outstanding to the aggregate principal amount of all of the Notes then outstanding) less than the payment or payments being made by the Obligors in respect of such payment obligations to one or more of the other holders of Notes; no payment shall be deemed proportionately lower than any other payment solely as a result of the rounding upward or downward to the nearest One Dollar ($1.00) of such payment or such other payment.

                  Upon any Notes becoming due and payable under this Section 8.2(a), whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (A) all accrued and unpaid interest thereon and (B) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge and agree that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  (b)     OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under

          Section 8.2(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law or other appropriate similar proceeding.

                  (c)     RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (ii) or clause (iii) of Section 8.2(a),

                          (i) the holder or holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes at the time outstanding (excluding any Notes held by any Obligor, any Restricted Subsidiary or any Affiliate), in the case of an Event of Default referred to in such clause
                  (ii) or

                          (ii)     the holder or holders of at least
                  seventy-five percent (75%) in principal amount of the Notes at the time outstanding (excluding any Notes held by any Obligor, any Restricted Subsidiary or any Affiliate), in the case of an Event of Default referred to in such clause (iii), may, by written notice to the Obligors, rescind and annul any such declaration and its consequences if (A) the Obligors have paid all arrears of interest and all other amounts payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable solely by reason of such declaration), (B) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11, and (C) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 8.2(c) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                  (d)     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Other Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under
          Section 1.5, the Obligors shall pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 8.2, including, without limitation, reasonable attorneys' fees, expenses and disbursements, and the obligations of the Obligors under this sentence will survive the payment in full of the Notes and the termination of this Agreement.

9.        INTERPRETATION OF THIS AGREEMENT.

          9.1     TERMS DEFINED.

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section specified therein:

          ACCEPTABLE CONSIDERATION means with respect to any Transfer of Property by any Obligor or Restricted Subsidiary, consideration in cash, Securities or other Property, the aggregate value of which is deemed, in the good faith opinion of the executive committee of the Board of Directors of the Parent or, if such Transfer is by a Subsidiary Obligor or Restricted Subsidiary, the chairman of the board, the president or general manager of such Subsidiary Obligor or Restricted Subsidiary, to be adequate and satisfactory.

          AFFILIATE means, at any time, a Person (other than an Obligor or a Restricted Subsidiary)

                  (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, any Obligor,

                  (b) that beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of any Obligor, or

                  (c) ten percent (10%) or more of the Voting Stock (or in the case of a Person that is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by any Obligor, at such time.  As used in this definition,

                  Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, provided that no Person shall be deemed to be in control of another Person solely by virtue of the ownership of Notes.

          AGREEMENT, THIS means this agreement, as it may be amended and restated from time to time.

          BOARD OF DIRECTORS means, at any time and with respect to any Person, the board of directors of such Person or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

          BUSINESS DAY means (a) when used in the definition of Make-Whole Amount, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York are required or authorized to be closed, and
(b) when used in any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas or Chicago, Illinois are required or authorized to be closed.

          CAPITAL EXPENDITURE means an expenditure by the Obligors or their Restricted Subsidiaries to acquire or construct fixed assets, plants and equipment and includes, without limitation, renewals, improvements and replacements in respect thereof.

          CAPITAL LEASE means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          CHANGE IN CONTROL means, at any time,

                  (a) the acquisition by a "person" or group of persons within the meaning of section 13(d) or section 14(d) of the Exchange Act, directly or indirectly, of the beneficial or record ownership of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Parent, or

                  (b) a sale, assignment, transfer or other disposition of Voting Stock of any Subsidiary Obligor such that

                          (i) such Subsidiary Obligor shall thereafter fail to qualify as a Subsidiary of the Parent hereunder, or

                          (ii) immediately after the consummation of such sale, assignment, transfer or other disposition, the Parent,directly or indirectly, has less than

                                   (A)     in the case of a Subsidiary Obligor
                          in existence on the Closing Date, eighty percent (80%) of the legal and beneficial ownership of, and the right to exercise or cause the exercise of all voting rights in respect of each class of the Voting Stock of such Subsidiary Obligor at such time as compared to such Voting Stock that was held by the Parent on the Closing Date, or

                                   (B)     in the case of a Subsidiary Obligor
                          added pursuant to Section 6.21(a), eighty percent (80%) of the legal and beneficial ownership of, and the right to exercise or cause the exercise of all voting rights in respect of each class of the Voting Stock of such Subsidiary Obligor at such time as compared to such Voting Stock that was held the Parent on the date such Subsidiary Obligor became a Subsidiary Obligor pursuant to Section 6.21, in each case, at such time.

          CLOSING is defined in Section 1.3.

          CLOSING DATE is defined in Section 1.3.

          CODE means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          CONSOLIDATED CAPITALIZATION means, at any time, the sum of

                  (a)     Consolidated Debt, plus

                  (b)     Consolidated Net Worth,

in each case determined at such time.

          CONSOLIDATED DEBT means, at any time, the aggregate amount of Debt of the Obligors and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

          CONSOLIDATED FIXED CHARGES means, for any period, the sum of

                  (a)     Consolidated Rental Expense, plus

                  (b)     Consolidated Interest Expense,

in each case for such period.

          CONSOLIDATED INTEREST EXPENSE means, for any period, the amount of interest expense, calculated in accordance with GAAP for such period on, or with respect to, Consolidated Debt, including, without limitation, amortization of debt discount, imputed interest in respect of Capital Leases and commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances and net costs under interest rate protection agreements (to the extent that such letters of credit, banker's acceptances and interest rate protection agreements would qualify as Debt of the Obligors and/or Restricted Subsidiaries). The aforesaid determination of "Consolidated Interest Expense" shall (without duplication)

                  (a) include interest expense, as set forth in the immediately preceding sentence, that was capitalized during such period and

                  (b) exclude interest expense, as set forth in the immediately preceding sentence, to the extent that such interest expense

                          (i) was accrued in respect of (A) a Person acquired by any Obligor or any Restricted Subsidiary during such period through purchase, merger, consolidation or otherwise or (B) assets acquired during such period by any Obligor or any Restricted Subsidiary and

                          (ii) relates to a period of time during such period that precedes the consummation of such acquisition of such Person or such assets.

          CONSOLIDATED NET INCOME means for any period, net earnings (or loss) after income taxes of the Obligors and the Restricted Subsidiaries for such period, determined on a consolidated basis, but not including in such net earnings (or loss) the following:

                  (a) any extraordinary gain or loss arising from the sale of capital assets;

                  (b) any extraordinary gain or loss arising from any write-up or write-down of assets;

                  (c) net earnings of any Person (other than a Restricted Subsidiary) in which any Obligor or any Restricted Subsidiary shall have an ownership interest unless such net earnings (or any portion thereof) shall have actually been received by such Obligor or such Restricted Subsidiary in the form of cash distributions;

                  (d) earnings or losses of any Subsidiary Obligor or Restricted Subsidiary accrued prior to the date it became a Subsidiary Obligor or Restricted Subsidiary;

                  (e) any portion of the net earnings of any Subsidiary Obligor or Restricted Subsidiary that by reason of any contract or charter restriction or applicable law or regulation (or in the good faith judgment of the Board of Directors of the Parent for any reason) is unavailable for payment of dividends to any of the Obligors or any Restricted Subsidiary;

                  (f) the earnings or losses of any Person acquired by any Obligor or any Restricted Subsidiary through purchase, merger, consolidation or otherwise, or the earnings or losses of any Person substantially all of whose assets have been acquired by any Obligor or any Restricted Subsidiary, for any period prior to the date of such acquisition;

                  (g) any gain arising from the acquisition of any Securities of any Obligor or any Restricted Subsidiary; and

                  (h) any other extraordinary gains or losses or any other gain or loss arising from an event or transaction that is unusual in nature and infrequent in occurrence (but which otherwise does not constitute an extraordinary item under GAAP) and which GAAP requires to be reported as a separate component of revenues and expenses from continuing operations.

          The above determination of net earnings (or loss) shall be made without giving effect to any allocation thereof to any minority interest in respect of any Subsidiary Obligor or Restricted Subsidiary.

          CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES means, for any period, the sum of

                  (a)     Consolidated Net Income for such period plus

                  (b) the aggregate amounts of Consolidated Rental Expense, income taxes and Consolidated Interest Expense for such period (to the extent, but only to the extent, such aggregate amounts were taken into account in the determination of such Consolidated Net Income for such period), determined on a consolidated basis.

          CONSOLIDATED NET WORTH means, at any time, the sum (without duplication) of (a) the shareholders' equity of the Obligors and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time, plus (b) all minority interests in the Subsidiary Obligors and Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time, provided, however, that (i) unrealized gains or losses from translation adjustments required under GAAP and (ii) unrealized gains or losses in connection with the determination of the fair value (as required by GAAP) of Securities owned by the Obligors and the Restricted Subsidiaries shall be excluded from the determination of Consolidated Net Worth.

          CONSOLIDATED RENTAL EXPENSE means, for any period, the amount of Operating Rentals of the Obligors and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period. The aforesaid determination of "Consolidated Rental Expense" shall (without duplication) exclude Operating Rentals, as set forth in the immediately preceding sentence, to that extent that such Operating Rentals (a) were accrued in respect of (i) a Person acquired by any Obligor or any Restricted Subsidiary during such period through purchase, merger, consolidation or otherwise or (ii) assets acquired during such period by any Obligor or any Restricted Subsidiary and (b) relate to a period of time during such period that precedes the consummation of such acquisition of such Person or such assets.

          CONSOLIDATED SENIOR DEBT means, at any time, the aggregate amount of Senior Debt of the Obligors and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

          CONSOLIDATED SUBORDINATED DEBT means, at any time, the aggregate amount of Subordinated Debt of the Obligors and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

          CONSOLIDATED TOTAL ASSETS means, at any time, all assets of the Obligors and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

          CONTROL EVENT means the execution and delivery of any agreement or agreements by, or pursuant to the instructions of, the Board of Directors of the Parent, the consummation of which, directly or with the passage of time or the exercise of any option or similar right, would result in a Change in Control.

          CONTROL PREPAYMENT DATE is defined in Section 4.3(a).

          DEBT means, at any time, with respect to any Person, without duplication:

                  (a) its liabilities for borrowed money (whether or not evidenced by a promissory note, a Security or otherwise), including, without limitation, liabilities for borrowed money in respect of banker's acceptances;

                  (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities shall have been assumed by such Person, or there shall exist recourse to such Person in respect of such liabilities);

                  (c) any obligations in respect of any Capital Lease of such Person;

                  (d) the present value of all payments due under any arrangement for retention of title, any conditional sale agreement or any deferred purchase price of Property or services (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight percent (8%) per annum;

                  (e)     any Recourse Obligations of such Person;

                  (f) any other obligations of such Person that would be deemed to be borrowed money liabilities of such Person, determined in accordance with customary financial practices; and

                  (g) (i) any Guaranty of such Person for any obligation or liability of another Person of a type described in any of clause (a) through clause (f), inclusive, of this definition or (ii) any obligation of such Person in respect of interest rate protection agreements for any obligation or liability of such Person of a type described in any of clause (a) through clause (f), inclusive, of this definition.

          DEFAULT means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          DOL means the Department of Labor of the United States of America and any successor agency.

          DOLLARS OR $ means United States of America dollars.

          DOMESTIC SUBSIDIARY means, at any time, a Subsidiary of the Parent (other than a Subsidiary Obligor),

                  (a) that is organized under the laws of the United States of America or a jurisdiction thereof (including, without limitation, Puerto Rico), and

                  (b) that conducts substantially all of its business and has substantially all of its Property within the United States of America or any jurisdiction thereof (including, without limitation, Puerto Rico).

          ENVIRONMENTAL LAWS means any federal, state, county, regional or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Material, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          ERISA AFFILIATE means all corporations, trades or business (whether or not incorporated) and other Persons which, together with any Obligor, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or Section 4001(b)(1) of ERISA. ERISA Affiliate shall include any Group Subsidiary.

          EVENT OF DEFAULT is defined in Section 8.1.

          EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          FISCAL PERIOD means any fiscal quarter of any fiscal year of the Parent.

          FISCAL PERIOD NET WORTH INCREASE AMOUNTS means, in respect of any Fiscal Period, fifty percent (50%) of Consolidated Net Income for such Fiscal Period unless Consolidated Net Income for such Fiscal Period shall be a loss, in which event the amount determined pursuant to this definition for such Fiscal Period shall be zero (0).

          FIXED CHARGE COVERAGE RATIO means, at any time, the ratio of

                  (a) Consolidated Net Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Parent ended at such time to

                  (b)     Consolidated Fixed Charges for such period.

          FOREIGN PENSION PLAN  means any plan, fund or other similar program
(a) established or maintained outside of the United States of America by any one or more of the Obligors or any Restricted Subsidiary primarily for the benefit of the employees (substantially all of whom are individuals not residing in the United States of America) of one or more of the Obligors or the Restricted Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement and (b) not otherwise subject to ERISA.

          GAAP means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

          GOVERNMENT SECURITIES is defined in the definition of "Restricted Investments" in this Section 9.1.

          GOVERNMENTAL AUTHORITY means

                  (a)     the government of

                          (i) the United States of America or any State or other political subdivision thereof, or

                          (ii) any jurisdiction in which any of the Obligors or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of (A) the Obligors or (B) any Group Subsidiary or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          GROUP SUBSIDIARY means any Subsidiary of the Parent other than the Subsidiary Obligors.

          GUARANTY means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of such other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of such indebtedness or obligation;

                  (d) to reimburse the issuer of a letter of credit in respect of any draws thereunder used to pay such indebtedness or obligation; or

                  (e) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          HAZARDOUS MATERIAL means any pollutants, contaminants, toxic or hazardous materials or substances, wastes, petroleum or petroleum products, flammable, explosive or radioactive materials or other substances or materials listed, designated, defined or regulated under any Environmental Law.

          IMPERMISSIBLE QUALIFICATION means, with respect to the opinion by independent certified public accountants to be rendered pursuant to Section 7.1(b)(1), any qualification or exception to such opinion:

                  (a) which is of a so-called "going concern" or a similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to any financial statement to which such opinion applies (other than scope limitations included in the standard form of opinion utilized by such accountants but including any inability to obtain sufficient competent evidential matter in respect of any financial statement to which such opinion applies); or

                  (c) which relates to the treatment or classification of any item in any financial statement to which such opinion applies (including, without limitation, any such treatment or classification that represents a departure from GAAP) and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Obligor to be in default of any of its obligations under Section 6.13 through Section 6.17, inclusive.

Any adverse opinion or disclaimer of opinion, as such terms are defined under generally accepted auditing standards, shall be deemed to be Impermissible Qualifications. Any qualification in respect of a failure of the financial statements to disclose information required by GAAP to be disclosed or to include financial statements required by GAAP to be included in such financial statements shall be deemed to be an "Impermissible Qualification."

          INDEBTEDNESS means, with respect to any Person, all of its liabilities, as determined under GAAP, including, without limitation, all of its Debt. "Indebtedness" shall not include any Debt if (a) upon





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
or prior to the maturity thereof, the Person liable thereunder shall have irrevocably deposited with an independent commercial depositary, in trust, money (or fixed payment marketable Government Securities with specified maturities) in an amount sufficient for, and dedicated exclusively to, the payment, redemption or satisfaction of such Debt and all interest in respect thereof (whether then due or payable or to become due and payable in the future), (b) such Debt shall, under GAAP, be treated as having been in-substance defeased and (c) the moneys and/or Securities placed in such depositary are sufficient to pay in full all amounts that become due in respect of such Debt.

          INSTITUTIONAL INVESTOR means any bank, trust company, savings and loan association, any pension plan, any investment company, any insurance company, or any other similar financial institution or entity, regardless of legal form.

          INTELLECTUAL PROPERTY means any patent, patent application, copyright, trademark, trademark application, trade name, service mark, mask work, license, permit and other rights in respect of the foregoing of any Obligor or Restricted Subsidiary.

          INVESTMENTS has the meaning ascribed thereto in the definition of Restricted Investments in this Section 9.1.

          LIEN means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. The term "Lien" also includes any liens in respect of any judgment or in connection with any attachment, execution, distraint or other similar enforcement proceeding (whether pre- or post-judgment) and any other involuntary lien arising pursuant to or under any applicable law, statute, rule or regulation. For the purposes of this Agreement, each of the Obligors and the Group Subsidiaries shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale or other title retention agreement, Capital Lease or other similar financing arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed a Lien.

          MAKE-WHOLE AMOUNT means, with respect to any Calculation Date and any principal amount of Notes required for any reason to be paid prior to the regularly scheduled payment date or maturity thereof:

                  (a) if the Make-Whole Discount Rate, determined for such principal amount and such Calculation Date, equals or exceeds nine and two one-hundredths percent (9.02%), then Zero Dollars ($0); or

                  (b) if the Make-Whole Discount Rate, determined for such principal amount and such Calculation Date, is less than nine and two one-hundredths percent (9.02%), then

                          (i) the sum of the present values of each of the then remaining scheduled payments of principal and interest that would be payable on such principal amount of Notes but for such prepayment (other than the amount of interest accrued on such principal amount since the scheduled interest payment date immediately preceding such Calculation Date), minus

                          (ii) such principal amount of the Notes being so paid prior to the regularly scheduled payment date or maturity thereof.

Such present values shall be determined in accordance with generally accepted financial practice and shall be discounted using a discount rate equal to the Make-Whole Discount Rate divided by two (2), and a discount period of six (6) months of thirty (30) days each.

          Any determination of the Make-Whole Amount made by the Parent or any other Obligor under the terms of this Agreement shall not be binding on the holders of Notes if such determination shall be erroneous (including, without limitation, any calculating error or error in the application of the terms and principles of this definition) and no such determination shall be, or shall be deemed to be, binding upon any holder of Notes by virtue of the acceptance by such holder of any amounts paid by the Obligors in respect of such Make-Whole Amount. The Obligors hereby acknowledge that any holder of Notes may contest any determination by any Obligor of the Make-Whole Amount and may recover such additional amounts in respect thereof as shall be lawfully owing by the Obligors to such holder in respect of such Make-Whole Amount.

          As used in this definition:

                  Calculation Date -- means, (a) with respect to any prepayment of any Notes hereunder, the date that is the second (2nd) Business Day prior to the date of such prepayment or, (b) with respect to any acceleration of any Notes, the date of the payment of such accelerated amount and (c) with respect to any notice required under
          Section 4.2(c)(v), the date of such notice.


          MAKE-WHOLE DISCOUNT RATE means, with respect to any Calculation Date and any principal amount of Notes required for any reason to be paid prior to the regularly scheduled payment date or maturity thereof on such date, the sum of

                  (a) the Treasury Rate determined on the Calculation Date with respect to such principal amount of Notes, plus

                  (b)     fifty one-hundredths percent (0.50%) per annum.

As used in this definition:

                  Treasury Rate -- means, with respect to the calculation of a Make-Whole Amount in respect of any date and any principal amount of Notes,

                          (a) the yield reported as of 10:00 a.m., New York City time, on the day on which such calculation is being made, as the yield, based on the "bid" price, on the display designated as "Page 500" on the Telerate Service (or such other display as may replace Page 500 on the Telerate Service) providing the most current yields for actively traded United States Treasury securities with maturities corresponding to the remaining Weighted Average Life to Maturity of such principal amount of Notes (such Weighted

                  Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month), or

                          (b) if and only if such Telerate Service ceases to exist or fails to report such yield, such yield as reported on a reasonably comparable electronic service as may be designated by the Required Holders, or

                          (c) if and only if such Telerate Service ceases to exist or fails to report such yield and the Required Holders shall fail to agree upon a comparable electronic service pursuant to clause (b) of this definition or such comparable electronic service ceases to exist or fails to report such yield, such yield reported under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the remaining Weighted Average Life to Maturity of such principal amount of the Notes (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month) as most recently published and made available to the public in the statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields in respect of actively traded United States Treasury securities or, if no such successor publication is available, then any other source of current information in respect of interest rates on the securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) statistical release.

          If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity, yields for the two (2) most closely corresponding published and actively traded/treasury constant maturities next above and below the rounded Weighted Average Life to Maturity of such principal of the Notes shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding with respect to each such relevant period to the nearest month.

                  Remaining Dollar-Years -- means, with respect to any date and any principal amount of Notes, the result obtained by

                          (a) multiplying, in the case of each scheduled payment of principal (including payment at maturity) that would be payable in respect of such principal amount of Notes but for a prepayment of such principal amount on such date,

                                   (i)     an amount equal to such scheduled
                          payment of principal, by

                                   (ii)    the number of years that will elapse
                          between such date and the date such scheduled principal payment would be due if such prepayment had not occurred, and

                          (b) calculating the sum, with respect to each of such scheduled payments of principal, of each of the products obtained in the preceding subsection (a).

                  Weighted Average Life to Maturity -- means, with respect to any date and any principal amount of Notes, the number of years obtained by dividing the Remaining Dollar-Years on such date of such principal amount by such principal amount.

          MARGIN STOCK is defined in Section 3.15.

          MATERIAL ADVERSE EFFECT means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse (a) as to, or in respect of, the business, operations, affairs, profits, Properties or condition (financial or otherwise) of the Obligors and the Restricted Subsidiaries, taken as a whole, (b) to the ability of the Obligors, taken as a whole, to perform their respective obligations set forth herein or under the Notes or (c) as to, or in respect of, the validity or enforceability of this Agreement or the Notes.

          MULTIEMPLOYER PLAN means any employee pension benefit plan that is a multiemployer plan (as such term is defined in section 4001(a)(3) of ERISA) to which any Obligor or any ERISA Affiliate has a liability or an obligation to make contributions.

          NKT means DSC Communications A/S, formerly known as NKT Electronic A/S, an entity organized under the laws of Denmark.

          NOTES is defined in Section 1.2(a).

          NOTE PURCHASE AGREEMENT means, collectively, this Agreement and the Other Agreements.

          OBLIGORS means each of the Parent and the Subsidiary Obligors.

          OTHER AGREEMENTS is defined in Section 1.2(b).

          OTHER PURCHASERS is defined in Section 1.2(b).

          OPERATING RENTALS means, at any time, all fixed payments which the lessee is required to make by the terms of any lease (other than a Capital Lease).

          PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          PARENT means DSC Communications Corporation, a Delaware corporation, and its successors and assigns.

          PERSON means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          PENSION PLAN means an employee pension benefit plan (as defined in section 3(2) of ERISA) that is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and with respect to which any Obligor or any ERISA Affiliate has a liability or an obligation to make contributions.





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
          PLACEMENT MEMORANDUM is defined in Section 3.4.

          PROPERTY means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          PROPOSED AMENDMENT is defined in Section 4.2(b).

          RECEIVABLE is defined in Section 6.17(a)(ix).

          RECOURSE OBLIGATION means, at any time and with respect to any Person which shall have effected a sale, transfer or other disposition (whether by way of factoring, discounting, securitizing or otherwise) of accounts receivable, general intangibles, leases, chattel paper or any other obligations of its customers arising from its sale or leasing of goods or provision of services in the ordinary course of its business (collectively, for purposes of this definition, "receivables"), the aggregate amount of the obligations of such Person (whether contingent or actual), as determined by GAAP, arising from the contractual rights of the transferees thereof to require such Person to reacquire, or otherwise make a payment to such transferees in respect of, such receivables as a result of (a) the failure of the obligors under such receivables to perform any obligations evidenced or embodied by such receivables or (b) the failure of such receivables to satisfy the eligibility or other requirements thereof agreed upon by such Person and such transferees in order for such receivables to be sold, transferred or otherwise disposed of to such transferees.

          REQUIRED HOLDERS means, at any time, the holders of at least fifty-one percent (51%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor, any Restricted Subsidiary or any Affiliate).

          RESPONSIBLE OFFICER means, with respect to any corporation, any Senior Financial Officer and any other officer of such corporation with responsibility for the administration of the relevant portion of this Agreement.

          RESTRICTED INVESTMENTS means, at any time, all investments, made in cash or by delivery of Property, by any Obligor or any Restricted Subsidiary
(x) in any Person, whether by acquisition of capital stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance or capital contribution, or otherwise, or (y) in any Property (items (x) and (y) herein called "INVESTMENTS"), except the following:

                  (a) Investments by an Obligor or a Restricted Subsidiary in an Obligor or in a Restricted Subsidiary or any corporation that concurrently with such Investment becomes a Subsidiary Obligor or a Restricted Subsidiary;

                  (b) Investments in Property to be used in the ordinary course of business of the Obligors and the Restricted Subsidiaries;

                  (c) Investments in assets arising from the sale of goods and services in the ordinary course of business of the Obligors and the Restricted Subsidiaries;

                  (d) Investments in readily marketable direct obligations of, or obligations fully guarantied by, the United States of America or any agency controlled or supervised by or acting as an instrumentality of the United States of America, which obligations or the guaranty thereof, as the case may be, carry the full faith and credit of the United States of America (such obligations are herein referred to, collectively, as "GOVERNMENT SECURITIES");

                  (e) Investments in repurchase agreements having a term of not more than one (1) year collateralized by, and solely in respect of, Government Securities, provided that (i) any repurchase agreement collateralized by, and solely in respect of, Government Securities that was entered into for the exclusive purpose of maintaining or preserving the tax benefited status under Section 936 of the Code of Puerto Rican net income earned by one or more of the Obligors (and which repurchase agreement provides substantially comparable tax benefits to the Obligors as that certain six-year repurchase agreement currently outstanding as of the Closing Date in respect of certain Puerto Rican net earnings of DSC of Puerto Rico, Inc.) shall qualify as an Investment under this clause (e) notwithstanding that it has a term in excess of one (1) year and (ii) in lieu of any Puerto Rican repurchase agreement referred to in subclause (i) above, an Investment in readily marketable direct obligations of, or obligations fully guarantied by, the Commonwealth of Puerto Rico that are rated at all times either Baa2 or better by Moody's Investor Service, Inc., BBB or better by Standard & Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing shall qualify as an investment under subclause (i) of this clause (e) if, but only if, the exclusive purpose of such Investment was the maintaining or preserving the tax benefited status under Section 936 of the Code of Puerto Rican net income earned by one or more of the Obligors (and which Investment provides substantially comparable tax benefits to the Obligors as that certain six-year repurchase agreement currently outstanding as of the Closing Date in respect of certain Puerto Rican net earnings of DSC of Puerto Rico, Inc.).

                  (f) Investments in commercial paper given the rating, at the time of the acquisition thereof, of A-1 by Standard & Poor's Corporation or P-1 by Moody's Investor Service, Inc. or an equivalent rating by another nationally recognized credit rating agency of similar standing;

                  (g) Investments by the Obligors, or by the Restricted Subsidiaries, in any corporation, partnership or other business entity that is not either a Subsidiary Obligor or a Restricted Subsidiary, provided that the business of such Person is substantially similar to that of the Obligors and the Restricted Subsidiaries as described in Section 6.10 and provided that after giving effect to the acquisition of such Investment the aggregate value of all then outstanding Investments made by the Obligors and the Restricted Subsidiaries pursuant to this clause (g) shall not exceed thirty percent (30%) of Consolidated Net Worth as at the end of the last day of the fiscal quarter of the Parent ended immediately preceding such acquisition;

                  (h) Investments in shares of the Merrill Lynch Institutional Fund or the Goldman Sachs ILA/POP Fund or in any other domestic mutual fund that has investment objectives substantially equivalent to, and that invests substantially in Investments of the type of, the foregoing mutual funds;

                  (i) Investments existing as of the Closing Date and still outstanding as of any applicable date of determination;

                  (j) Investment in any Security if, at the time of the acquisition thereof,

                          (i) such Security satisfies each of the following criteria:

                                   (A)     such Security is rated not lower
                          than Baa2 by Moody's Investor Service, Inc., BBB by Standard & Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

                                   (B)     such Security is not rated higher
                          than Aa1 by Moody's Investor Service, Inc., AA+ by Standard & Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

                                   (C)     such Security has a definite
                          maturity date and a remaining term not in excess of three (3) years, provided that, for so long as any such Security has and maintains a rating of at least Baa1 by Moody's Investor Service, Inc., BBB+ by Standard & Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing, such Security shall be deemed to have satisfied the maturity and term requirements of this subclause (C) if its remaining term does not exceed five (5) years; and

                                   (D)     after giving effect to the
                         acquisition of such Security, the aggregate value of all then outstanding Securities held by the Obligors and the Restricted Subsidiaries pursuant to this clause (j)(i) shall not exceed twenty-five percent (25%) of the aggregate value of all Investments of the Obligors and the Restricted Subsidiaries made pursuant to clause (a) through clause (l), inclusive, hereof at such time, or

                          (ii) such Security is rated Aaa by Moody's Investor Service, Inc., AAA by Standard & Poor's Corporation or an equivalent rating by any other nationally recognized credit rating agency of similar standing.

                  (k) Investments not otherwise included in the foregoing clause (a) through clause (j), inclusive, above or clause (l) below, provided that the aggregate amount of all such Investments shall not at any time exceed ten percent (10%) of Consolidated Net Worth determined as at the last day of the fiscal quarter of the Parent ended immediately preceding such acquisition;

                  (l) the earnings or gains, realized or unrealized, on any of the Investments in the foregoing clause (a) through clause (k) and the subsequent reinvestment thereof in an Investment otherwise listed in clause (a) through clause (k), inclusive, above;

                  (m) stock or securities received (i) in the settlement of debts created in the ordinary course of business and pursuant to an arm's-length business transaction or (ii) as a premium from a customer in the ordinary course of business and pursuant to an arm's-length business transaction;

                  (n) travel advances to officers and employees made in the ordinary course of business not exceeding Two Million Dollars ($2,000,000) at any one time outstanding for all such advances made by all Obligors;

                  (o) loans made by the Obligors in the ordinary course of business to officers and employees not exceeding One Million Dollars ($1,000,000) at any one time outstanding for all such loans made by all Obligors; and

                  (p) loans made to expatriate officers and employees to compensate or reimburse such Persons for foreign tax obligations (which loans shall not be included for purposes of calculating the amount of loans under clause (o) above) not exceeding Two Million ($2,000,000) at any one time outstanding for all such loans made by all Obligors.

Investments shall be valued at cost less any net positive return of capital through the sale or liquidation thereof or other return of capital thereon.

          RESTRICTED PAYMENT means

                  (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of the Obligors or any Restricted Subsidiary (other than on account of capital stock of another Subsidiary Obligor or Restricted Subsidiary owned legally and beneficially by an Obligor or a Restricted Subsidiary) now or hereafter outstanding, whether in cash or other Property, except a dividend or other distribution payable solely in shares of common stock of such Person, and

                  (b) any redemption, retirement or purchase or other acquisition, direct or indirect, of any shares of capital stock of any Obligor or any Restricted Subsidiary (other than on account of capital stock of a Subsidiary Obligor or a Restricted Subsidiary owned legally and beneficially by another Obligor or Restricted Subsidiary) now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such capital stock.

          RESTRICTED SUBSIDIARY means, at any time, any Subsidiary of the Parent (other than a Subsidiary Obligor) that is not, at such time, an Unrestricted Subsidiary.

          RESTRUCTURING is defined in Section 1.5(a).

          SECURITIES ACT means the Securities Act of 1933, as amended from time to time.

          SECURITY means the "security" as defined in section 2(1) of the Securities Act.

          SENIOR DEBT means any Debt of any Person that is not Subordinated Debt of such Person.

          SENIOR FINANCIAL OFFICER means, with respect to a corporation, the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

          SPECIAL COUNSEL is defined in Section 1.5.

          SPECIAL REQUEST is defined in Section 4.2(b).

          SUBORDINATED DEBT means any Debt of any Person that is subordinate and junior in right of payment to any other Debt of such Person.

          SUBSIDIARY means, as to any Person, any corporation, partnership or other business entity a majority of

                  (a) the total combined voting power of all classes of Voting Stock of which, or

                  (b) if such partnership or other business entity shall not have Voting Stock, the outstanding equity interest of which,

is, at the time as of which any determination is being made, owned by such Person directly or through one or more Subsidiaries.

          SUBSIDIARY INDEBTEDNESS is defined in Section 6.19(b).

          SUBSIDIARY OBLIGOR means each of DSC Technologies Corporation, a Delaware corporation, DSC Marketing Services, Inc., a Delaware corporation, DSC Finance Corporation, a Delaware corporation, DSC International Corporation, a Delaware corporation, DSC of Puerto Rico, Inc., a Delaware corporation, and the other Domestic Subsidiaries which shall have joined this Agreement as co-issuers of the Notes pursuant to Section 6.21, and their respective successors and assigns.

          SUBSIDIARY STOCK is defined in Section 6.19(b).

          SUBSTANTIAL PART OF CONSOLIDATED TOTAL ASSETS means, with respect to any fiscal year of the Parent and in connection with any Transfer of Property of an Obligor or a Restricted Subsidiary under Section 6.19(a)(vii) or any Transfer of any Subsidiary Stock or Subsidiary Indebtedness by an Obligor or a Restricted Subsidiary under Section 6.19(b)(v) made during such fiscal year, that the sum of

                  (a) the book value of such Property or such Subsidiary Stock and Subsidiary Indebtedness, as the case may be, being transferred plus

                  (b) the aggregate book value of all other Property (including Subsidiary Stock and Subsidiary Indebtedness) Transferred by an Obligor or a Restricted Subsidiary during such fiscal year pursuant to Section 6.19(a)(vii) and Section 6.19(b)(v)

exceeds ten percent (10%) of Consolidated Total Assets, determined as of the last day of the fiscal year of the Parent immediately preceding such Transfer. If, in connection with any such Transfer, the aforesaid sum exceeds ten percent (10%) of Consolidated Total Assets, such Transfer shall be deemed to constitute a Substantial Part of Consolidated Total Assets for purposes of Section 6.19(a)(vii) and Section 6.19(b)(v), respectively.

          For purposes of determining the book value of any Transferred Property under clause (a) and clause (b) above, (i) the book value of such Transferred Property shall be its book value as determined on the date of the consummation of such Transfer and (ii) any Transfer of Property which would otherwise be included in such calculation shall be excluded therefrom if the entire proceeds of such Transfer, net of any proceeds used to repay Debt secured by the Property so Transferred or used to pay the costs, taxes and expenses incurred in connection with such Transfer, are applied by the Obligors or the Restricted Subsidiaries, as the case may be, within one year after the consummation of such Transfer, to:

                  (A) the acquisition of assets for use in the business of the Obligors and the Restricted Subsidiaries (as provided in Section 6.10); and/or

                  (B)     the prepayment of the Notes, as provided in Section
          4.2(a).

          TOTAL ADJUSTED PARENT INTELLECTUAL PROPERTY SECURED DEBT means, at any time, an amount equal to the aggregate amount of Debt of the Parent outstanding at such time that is secured by a Lien permitted to exist pursuant to Section 6.17(a)(x) other than any such Debt owing to a Subsidiary Obligor or a Restricted Subsidiary.

          TOTAL ADJUSTED RESTRICTED SUBSIDIARY UNSECURED DEBT means, at any time, the aggregate amount of unsecured Debt of the Restricted Subsidiaries outstanding at such time, but, in any case, excluding therefrom any Debt of any Restricted Subsidiary that is owing to any Obligor or any other Restricted Subsidiary.

          TOTAL ADJUSTED SUBSIDIARY SECURED DEBT means, at any time, an amount equal to the aggregate amount of secured Debt of the Subsidiary Obligors and the Restricted Subsidiaries outstanding at such time, but, in any case, excluding therefrom (a) any Debt of any Subsidiary Obligor or any Restricted Subsidiary that is owing to any Obligor or any Restricted Subsidiary and (b) any Debt of any Subsidiary Obligor or any Restricted Subsidiary that is secured solely by a Lien permitted to exist pursuant to Section 6.17(a)(vii), Section 6.17(a)(viii) and/or Section 6.17(a)(ix).

          TOTAL CONSOLIDATED SUBSIDIARY ASSETS means, at any time, the aggregate amount of all assets of the Restricted Subsidiaries and the Unrestricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, at such time.

          TOTAL RESTRICTED SUBSIDIARY ASSETS means, at any time, the aggregate of all assets of the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, at such time.

          TRANSFER is defined in Section 6.19(a).

          UNRESTRICTED SUBSIDIARY means at any time, any Subsidiary of the Parent (other than a Subsidiary Obligor) which, pursuant to a designation by the Parent made in accordance with Section 6.22 is, at such time, an Unrestricted Subsidiary.

          VOTING STOCK means any share of stock or other equity ownership interest of a Person having general voting power under ordinary circumstances to elect directors to the Board of Directors or other governing body of such Person (irrespective of whether at the time stock or equity ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          WHOLLY-OWNED RESTRICTED SUBSIDIARY means any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and Voting Stock of which are owned by any one or more of the Obligors and the other Wholly-Owned Restricted Subsidiaries.

          WHOLLY-OWNED SUBSIDIARY OBLIGOR means any Subsidiary Obligor one hundred percent (100%) of all of the equity interests and Voting Stock (except directors' qualifying shares) of which are owned by any one or more of the Parent and the other Wholly-Owned Subsidiary Obligors.

          9.2     GAAP.

                  (a) GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall, unless otherwise specified, be done in accordance with GAAP, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

                  (b) CHANGES. If at any time the Parent shall, in its reasonable judgment and after consulting with its independent certified accountants, determine that a significant change in GAAP shall have occurred and that such significant change is not mandatory but will have a material adverse impact on the ability of the Obligors to comply with their financial covenants under this Agreement, each holder of Notes will, upon the written request of the Parent, negotiate in good faith with the Parent, and the Parent will negotiate in good faith with each holder of Notes to attempt to reach agreement within a reasonable period of time as to the terms of one or more mutually agreeable amendments or waivers, in accordance with
          Section 11.1, with respect to such covenants (or the definitions utilized therein) such that the material adverse impact of such significant change in GAAP on ability of the Obligors to comply with such covenants is fairly and equitably adjusted for, taking into account the nature of such significant change and the purpose of such covenants (or the definitions utilized therein). Each written request by the Parent pursuant to the first sentence of this Section 9(b) shall be accompanied by (i) a statement from the independent certified public accountants of the Obligors describing the applicable significant change in GAAP and demonstrating, on a pro forma basis and in reasonable detail, the effect that such change would have in respect of the computations or statements, as the case may be, required by the applicable financial covenants herein if such change had been effective throughout the fiscal year of the Parent then most recently ended and (ii) a statement of one or more specific amendment or waiver provisions then proposed by the Obligors in connection with such change in GAAP. Unless and until such mutually agreeable amendments or waivers shall have become effective in accordance with Section 11.1, such covenants (and the definitions used therein) shall remain unchanged and in full force and effect.

10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

11.       AMENDMENT AND WAIVER.

          11.1    REQUIREMENTS.

          This Agreement, the Other Agreements and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that

                  (a)     no amendment or waiver of any of the provisions of
          Section 1 through Section 3, inclusive, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and

                  (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,

                          (i) (A) change any obligor in respect of any payment obligation hereunder or under the Notes (except as provided in Section 6.21), (B) subject to the provisions of
                  Section 8.2 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes or (C) change any obligation hereunder to pay costs, expenses, fees and disbursements,

                          (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver,

                          (iii)     amend any of Section 6.21, Section 8.1(a),
                  Section 8.1(b) or Section 8.2, or

                          (iv)     amend this Section 11.

          11.2    SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Obligors shall provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with reasonably sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors shall deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Obligors shall not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          11.3    BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 11 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note.

          Anything contained herein to the contrary notwithstanding, any consent given pursuant to Section 11.1 by a holder of a Note which has transferred or agreed to transfer all or a portion of its Notes to any Obligor or any Affiliate and has conditioned the giving of such consent upon the effecting of such transfer shall be valid and binding only upon such holder. Any amendment or waiver which becomes effective only with such consent (and the consents of all other holders of the Notes which were acquired under the same or similar conditions) shall be valid and binding only upon such holder.

          11.4    NOTES HELD BY THE OBLIGORS, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor, Restricted Subsidiary or any Affiliate shall be deemed not to be outstanding.

12.       MISCELLANEOUS.

          12.1    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent, except as otherwise specifically provided for herein, (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized national overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized national overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Annex 1, or at such other address as you or it shall have specified to the Parent in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Parent in writing, or

                  (iii) if to the Obligors, to the attention of the Parent as follows:

                                   DSC Communications Corporation
                                   1000 Coit Road
                                   Plano, Texas 75075-5813

                                   Attention:   Christian J. Ornes
                                                  Treasurer
                                   Telephone:   (214) 519-4343
                                   Telecopy:    (214) 519-2321

          or at such other address as the Parent or the other Obligors shall have specified to the holder of each Note in writing.

Notices under this Section 12.1 will be deemed given only when actually received.

          12.2    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation,

                  (a) consents, waivers and modifications that may hereafter be executed,

                  (b) documents received by you at the Closing (except the Notes themselves) and

                  (c) financial statements, certificates and other information previously or hereafter furnished to you,

may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12.2 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          12.3    SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. Nothing in this
Section 12.3 or otherwise in this Agreement, the Other Agreements or the Notes shall authorize or permit the delegation or assignment by any of the Obligors of their obligations and undertakings hereunder or thereunder without the prior written consent of each holder of Notes.

          12.4    PAYMENTS ON NOTES.

                  (a) MANNER OF PAYMENT. The Obligors shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex

          1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Obligors with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Parent pursuant to Section 5.1. The Obligors may effect payments hereunder directly or by the use of a paying agent retained by, and as an agent of, the Obligors. Payments made by the Obligors through their paying agent shall be subject to all of the requirements of this Section 12.4, including, without limitation, the requirement that all payments to each holder of Notes be made as provided in this clause (a) and be deemed received as provided in Section 12.4(c).

                  (b) PAYMENTS DUE ON HOLIDAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

          12.5    SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          12.6    SECTION HEADINGS AND TABLE OF CONTENTS.

          The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof.

          12.7    CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        12.8    COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        12.9    GOVERNING LAW.

        This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


        [Remainder of Page Intentionally Blank.  Next page is signature page.]

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Obligors, whereupon the foregoing shall become a binding agreement between you and the Obligors.

                              Very truly yours,

                              DSC COMMUNICATIONS CORPORATION


                              By
                                 -------------------------------------------
                                        [Title]

                               DSC TECHNOLOGIES CORPORATION


                               By
                                 -------------------------------------------
                                        [Title]

                               DSC MARKETING SERVICES, INC.


                               By
                                 -------------------------------------------
                                        [Title]

                               DSC FINANCE CORPORATION


                               By
                                 -------------------------------------------
                                        [Title]

                               DSC INTERNATIONAL CORPORATION


                               By
                                 -------------------------------------------
                                        [Title]





[SIGNATURE PAGE to the NOTE PURCHASE AGREEMENT dated as of April 15, 1995, in connection with the 9.02% Senior Notes Due April 21, 2003 of DSC COMMUNICATIONS CORPORATION and certain of its SUBSIDIARIES]

                               DSC OF PUERTO RICO, INC.



                               By
                                 ------------------------------------
                                               [Title]


The foregoing is hereby
agreed to as of the
date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]





[SIGNATURE PAGE to the NOTE PURCHASE AGREEMENT dated as of April 15, 1995, in connection with the 9.02% Senior Notes Due April 21, 2003 of DSC COMMUNICATIONS CORPORATION and certain of its SUBSIDIARIES]

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                         DSC COMMUNICATIONS CORPORATION
                          DSC TECHNOLOGIES CORPORATION
                          DSC MARKETING SERVICES, INC.
                            DSC FINANCE CORPORATION
                         DSC INTERNATIONAL CORPORATION
                            DSC OF PUERTO RICO, INC.

                      9.02% SENIOR NOTE DUE APRIL 21, 2003


No. R-____                                                        April 21, 1995
$_____________                                                   PPN: 23335@AA 4

         FOR VALUE RECEIVED, the undersigned, DSC COMMUNICATIONS CORPORATION, a Delaware corporation, DSC TECHNOLOGIES CORPORATION, a Delaware corporation, DSC MARKETING SERVICES, INC., a Delaware corporation, DSC FINANCE CORPORATION, a Delaware corporation, DSC INTERNATIONAL CORPORATION, a Delaware corporation, and DSC OF PUERTO RICO, INC., a Delaware corporation (collectively, the "OBLIGORS"), hereby jointly and severally promise to pay to _______________ or registered assigns the principal sum of _____________________________ DOLLARS ($_________) on April 21, 2003, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of nine and two one-hundredths percent (9.02%) per annum, semi-annually, in arrears, on the last day of each April and October in each year, commencing on the later of October 21, 1995 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount (defined below), if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate per annum equal to the lesser of (a) the highest rate allowed by the laws of the State of Texas and the State of New York, as the case may be, or (b) eleven and two one-hundredths percent (11.02%).

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by DSC Communications Corporation for such purpose, in the manner provided in the Note Purchase Agreement (defined below).





                                 Exhibit A - 1

         This Note is one of an issue of joint and several Notes of the Obligors issued in an aggregate principal amount limited to Two Hundred Twenty-Five Million Dollars ($225,000,000) pursuant to the Obligors' separate Note Purchase Agreements (collectively, as amended from time to time, the "Note Purchase Agreement"), each dated as of April 15, 1995, with the purchasers listed on Annex 1 thereto. This Note is entitled to the benefits thereof and the terms thereof are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Obligors jointly and severally agree to make all required prepayments on account of this Note in accordance with the provisions of the Note Purchase Agreement.

         This Note is a registered Note and is transferable only by surrender thereof at the principal office of DSC Communications Corporation as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing and accompanied by the written statement of the transferee hereof with respect to such transferee's ERISA representations required by Section 5.2 of the Note Purchase Agreement. Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                     DSC COMMUNICATIONS CORPORATION


                                     By ________________________________________
                                              [Title]

                                     DSC TECHNOLOGIES CORPORATION


                                     By ________________________________________
                                              [Title]





                                 Exhibit A - 2

                                     DSC MARKETING SERVICES, INC.


                                     By ________________________________________
                                              [Title]

                                     DSC FINANCE CORPORATION


                                     By ________________________________________
                                              [Title]

                                     DSC INTERNATIONAL CORPORATION


                                     By ________________________________________
                                              [Title]

                                     DSC OF PUERTO RICO, INC.


                                     By ________________________________________
                                              [Title]

                                     [ADDITIONAL SUBSIDIARY OF OBLIGORS
                                     ADDED PURSUANT TO SECTION 6.21 OF THE
                                     NOTE PURCHASE AGREEMENT


                                     By ________________________________________
                                              [Title]





                                 Exhibit A - 3

This Note Purchase Agreement and 9.02% Senior Notes due April 21, 2003 (Exhibit A to Note Purchase Agreement) were entered into with each of the following purchasers for the amounts noted by each.

Principal Mutual Life Insurance Company
$45,000,000

Connecticut General Life Insurance Company
$34,000,000

Life Insurance Company of North America
$3,000,000

Metropolitian Life Insurance Company
$28,000,000

Metropolitian Insurance and Annuity Company
$5,000,000

Massachusetts Mutual Life Insurance Company
$17,000,000

Nationwide Life Insurance Company
$13,000,000

Nationwide Life and Annuity Insurance Company
$2,000,000

West Coast Life Insurance Company
$2,000,000

The Mutual Life Insurance Company of New York
$9,000,000

MONY Life Insurance Company of America
$5,000,000

Protective Life Insurance Company
$8,000,000

Sun Life Assurance Company of Canada (U.S.)
$5,000,000

Sun Life Assurance Company of Canada
$2,000,000

Sun Life Insurance and Annuity Company of New York
$1,000,000

Aid Association for Lutherans
$7,500,000

Keyport Life Insurance Company
$7,500,000

Great-West Life & Annuity Insurance Company
$7,000,000

Provident Life and Accident Insurance Company
$7,000,000

American United Life Insurance Company
$5,500,000

The State Life Insurance Company
$500,000

The Ohio National Life Insurance Company
$5,000,000

The Ohio Casualty Insurance Company
$3,000,000

Canada Life Insurance Company of America
$2,000,000

The Canada Life Assurance Company
$500,000

Canada Life Insurance Company of New York
$500,000